Exhibit (c)(3) Special Committee Materials Project Venus February 9, 2017

Disclaimer (Centerview Partners) This presentation has been prepared by Centerview Partners LLC (“Centerview”) for use solely by the Special Committee of the Board of Directors of HSN, Inc. (“Hero” or the “Company”) in connection with its evaluation of a proposed transaction involving the Company and for no other purpose. The information contained herein is based upon information supplied by Hero and publicly available information, and portions of the information contained herein may be based upon statements, estimates and forecasts provided by the Company. Centerview has relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or for any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning the solvency or fair value of the Company or any other entity. With respect to financial forecasts, including with respect to estimates of potential synergies, Centerview has assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to its financial performances, and at your direction Centerview has relied upon such forecasts, as provided by the Company’s management, with respect to the Company, including as to expected synergies. Centerview assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise and Centerview assumes no obligation to update or otherwise revise these materials. The financial analysis in this presentation is complex and is not necessarily susceptible to a partial analysis or summary description. In performing this financial analysis, Centerview has considered the results of its analysis as a whole and did not necessarily attribute a particular weight to any particular portion of the analysis considered. Furthermore, selecting any portion of Centerview’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its financial analysis. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analysis described above should not be taken to be Centerview’s view of the actual value of the Company. These materials and the information contained herein are confidential, were not prepared with a view toward public disclosure, and may not be disclosed publicly or made available to third parties without the prior written consent of Centerview. These materials and any other advice, written or oral, rendered by Centerview are intended solely for the benefit and use of the Special Committee of the Board of Directors of the Company (in its capacity as such) in its consideration of the proposed transaction, and are not for the benefit of, and do not convey any rights or remedies for any holder of securities of the Company or any other person. Centerview will not be responsible for and has not provided any tax, accounting, actuarial, legal or other specialist advice. These materials are not intended to provide the sole basis for evaluating the proposed transaction, and this presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind, and is necessarily incomplete and should be viewed solely in conjunction with the oral presentation provided by Centerview. 1

Disclaimer (Goldman Sachs) These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Special Committee of the Board of Directors (the "Special Committee") of Hero (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. 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Situation Overview

Hero current situation

Operating and Financial Results

- **Operating performance for Hero (the "Company") has been challenged** during 2015 and 2016 due to a **combination of operational execution** (e.g., merchandizing capabilities, Piney Flats) **and external macro/industry factors** (e.g., consumer behavior)
  - — Hero's revenue growth decelerated in 2016, declining 1.9% relative to the prior year, well below the Company's historical levels of mid-single digits growth
  - — Profitability has also declined, with Adjusted EBITDA(1) margins falling from 10.1% in 2015 to 8.6%(2) in 2016 amid fixed cost deleveraging and gross margin headwinds
- **New growth initiatives** (e.g., merchandising strategies, Cornerstone retail) and cost rationalization (e.g., supply chain optimization) **have been implemented to improve operating performance**
- Hero has **taken steps to streamline the Cornerstone portfolio, divesting Chasing Fireflies and TravelSmith** in the third quarter of 2016
- Debt increased in 2015 to fund a special dividend and net leverage is currently 1.6x; **interest payments and regular dividends consume a significant portion of cash flow**

Equity Market Summary

- Amid a broader retail downturn, recent financial performance has led to a **decline in analysts' expectations** for Hero's future operating performance and a **contraction in the Company's NTM comparable EBITDA(3) multiple** (currently 8.3x versus two-year average of 9.4x)
- This has led to a **significant decline in share price during 2016: down 32% (S&P 500 was up 10%)** and the Company's **share price is currently near its three year low**
- Wall Street analysts have **reduced price targets from an average in the high $60s** per share at the beginning of 2016 **to a current average price per share target of ~$43**

(1) Adjusted EBITDA is before deduction of stock based compensation expense.
(2) Pro forma for divestitures of TravelSmith and Chasing Fireflies from Cornerstone.
(3) Comparable EBITDA is after deduction of stock based compensation expense.

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Goldman Sachs | Centerview Partners

Situation Overview

Context for discussion of potential combination with Queen

Hero Financial Projections

- Hero management has presented to the Board its long-term operating forecast ("Projections"):
  - **Projections assume a return of organic revenue growth** (+3.2%) in 2017 and an overall CAGR over the projection period of +3.9%[1]
  - **Adjusted EBITDA margins** decline slightly (20bps) in 2017 and then are **forecast to expand ~200bps to 10.4% from 2017-2021**
  - The **Projections contemplate a '16-'21 EPS CAGR of ~9%**, with cash available to continue funding the dividend and buybacks to maintain a constant share count over time
- Projections are in excess of Wall Street consensus, which forecasts ~0.5% revenue growth in 2017 and 3.6% revenue growth in 2018

Queen Situation

- In late 2016, **Queen's CEO conveyed verbally to Hero's Chairman that Queen would be interested in exploring a transaction to acquire Hero** with stock at a "modest premium"
- **Hero's Board formed a Special Committee** to evaluate its long-term business plan and consider various alternatives, and verbally informed Queen of the process
- **Queen has not submitted a formal indication of interest**

Strategic Alternatives Introduction

- **A number of key assumptions will need to be considered** as the Board reviews the range of strategic alternatives potentially available to the Company:
  - **Business Plan Execution**: Ability for Hero to reaccelerate growth from its current decline to the growth rates assumed in the Projections, which are more consistent with historical performance
  - **Balance Sheet Recapitalization**: Comfort level with increasing the Company's target leverage level in order to execute enhanced capital return alternatives
  - **Acquisition Alternatives**: Ability to execute and finance potentially attractive acquisitions given the Company's current operating performance and balance sheet

(1) Pro forma for divestitures of TravelSmith and Chasing Fireflies from Cornerstone.

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CENTERVIEW PARTNERS

Agenda for Today’s Discussion Retail Industry Dynamics Public Market Perspectives on Hero Review of Hero’s Standalone Plan Preliminary Financial Analysis of Hero Queen Situation Update Evaluation of Combination with Queen Preliminary Evaluation of Potential Strategic Alternatives Process Considerations and Potential Next Steps 5

I. Retail Industry Dynamics

Broad Retail Industry Trends Have Been Challenging…

Broad retail industry conditions have been challenging over the past two years, but positive signs seen at the end of 2016; TBD if recent trends represent temporary or sustained reversal

Macroeconomic Environment

Consumer Confidence

- Consumer confidence has weighed on retail over the past few years but has surged to a post-recession peak since the election



100
97
94
91
88
85
Bump following U.S. election
0.1%
(11.1%)
Jan-15
Aug-15
Apr-16
Dec-16

Michigan consumer confidence index

Employment/Wages

- U.S. unemployment rate has steadily declined since 2010; however, record number of people not in labor force (~19% of working age population)
- Wage growth remains stagnant (real average hourly earnings up 1.4% annually from Nov. 14 – Nov. 16)



$15
$10
$5
$10.7
Jan-15
Jul-15
Jan-16
Jul-16
Dec-16

Average hourly real earnings (Units: 1982 – 1984 CPI adjusted dollars)

Inflation

- CPI has been stable over past 2 years
- Inflation expected to be 2.1% in 2017



2%
1%
–
(1%)
(2%)
2.1%
(0.2%)
Jan-15
Aug-15
Apr-16
Dec-16

All urban consumers, seasonally adj.

Retail Operating Environment

eCommerce Growth over Traditional Retail

- YoY eCommerce growth has gone from 25% in 2001 to 15% in 2015; YoY retail growth excluding eCommerce has declined from 3% in 2001 to 0.5% in 2015
- Amazon capturing increasing share



10%
5%
0%
0.9%
7.3%
'00
'05
'10
'15

Annual eCommerce Sales as % of Total

Declining Mall Traffic

- Mall traffic has declined YoY in 142 out of 153 weeks since February 1, 2015
- Christmas and Easter are drivers of rare positive mall traffic growth



15%
5%
(5%)
(15%)
(25%)
Feb-14
Jan-15
Dec-15
Dec-16

Total Weekly Traffic YoY % Growth

Competitive Promotional Environment

- Margins have declined in many retail sectors, primarily driven by heavy promotional activity



40%
38%
36%
37.6%
Jan-15
Aug-15
Apr-16
Dec-16

Weighted Avg. LTM "Home Stores" Peer Gross Margin[1]

Source: Factset, U.S. Census Bureau, Wall Street research and company filings as of February 3, 2017.
(1) Home Stores includes BBBY, ETH, PIR, RH, WSM.

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CENTERVIEW PARTNERS

…and Have Pressured Retail Financials and Stock Prices Weak/negative top-line growth and declines in cash flow have pressured stock prices and valuations across the retail space Same-Store Sales Growth(1) Represents average YoY comparable sales growth EBITDA(2) Represents indexed weighted average LTM peer EBITDA Retail 6% s t/Mass 102 Financial Performance ’14-’16E CAGR: (3.4%) 100 100 4% 2% 0% -2% Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Dec-17 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Stock Prices Have Declined (Since Hero Feb-15 Special Dividend) $75 5% $65 (8%) $55 Share Price Performance (23%) $45 (36%) (40%) $34.65 (49%) $35 $25 Feb-15 May-15Jul-15 Oct-15 Dec-15 Mar-16 May-16 Aug-16 Oct-16 Jan-17 Hero Queen Specialty Retail(1) Home Stores(1) Department/Mass(1) eCommerce(1) Source: Factset, Wall Street research and company filings as of February 3, 2017. 8 (1) Specialty Retail includes BBY, DKS, FL, FOSL, GNC, TIF; Home Stores includes BBBY, ETH, PIR, RH, WSM; Department/Mass includes DDS, KSS, M, JWN, ROST, TGT, TJX, WMT; eCommerce includes eBay and OSTK. Includes BBY, DKS, FL, FOSL, GNC, TIF, ULTA, BBBY, ETH, PIR, RH, WSM, DDS, KSS, M, JWN, ROST, TGT, TJX, WMT, NILE, EBAY, OSTK. (2) 95 9394 Specialty Home Store Departmen

Trading Multiples Have Contracted Across Retail Universe Comparable EV/NTM EBITDA Comparable NTM P/E 14.0x 23.0x 13.0x 21.0x 12.1x 18.2% 12.0x 19.0x 11.0x 17.5x (4.3%) 17.0x 10.0x 15.8x (13.9%) 14.2x (17.5%) 13.7x (33.9%) 8.3x (31.0%) 8.5x (6.1%) 7.6x (22.2%) 7.2x (16.0%) 6.3x (34.3%) 9.0x 15.0x 8.0x 13.0x 12.7x (30.3%) 7.0x 11.0x 6.0x 10.1x (54.1%) 9.0x 5.0x Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Hero Queen Specialty Retail(1) Home Stores(1) Department/Mass(1) eCommerce(1) Source: Hero Management, company filings and Factset as of February 3, 2017. Note:Comparable EBITDA calculated after deduction of stock-based compensation expense from Adjusted EBITDA. Comparable EPS is calculated after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from EPS. 9 (1) Specialty Retail includes BBY, DKS, FL, FOSL, GNC, TIF; Home Stores includes BBBY, ETH, PIR, RH, WSM; Department/Mass includes DDS, KSS, M, JWN, ROST, TGT, TJX, WMT; eCommerce includes eBay and OSTK. OSTK excluded from P/E average.

II. Public Market Perspectives on Hero

Hero Stock Price Performance

Since Feb-2015 Hero Special Dividend



Closing Price ($)
$80
$70
$60
$50
$40
$30
Feb-2015
Jun-2015
Oct-2015
Feb-2016
Jun-2016
Oct-2016
Feb-2017
$ 34.65
06-May-2015
—Reported 1Q'15 results: EPS of $0.63 vs. IBES consensus of $0.58
—Stock reaction: 3.8%
—Television marketing campaign results in direct response and in turn, sales growth
06-Aug-2015
—Announced 2Q'15 results: EPS of $0.81 vs. IBES consensus of $0.81, but missed revenue estimates by 1.1%
—Stock reaction: (10.6)%
—Street not positive on outlook of the business
04-Nov-2015
—Announced 3Q'15 results: EPS of $0.70 vs. IBES consensus of $0.76
—Stock reaction: (13.0)%
—Strategic changes did not pay off; certain brands weigh on quarter results
26-Feb-2015
—Reported 4Q & FY14 results: EPS of $3.23 vs. IBES consensus of $3.19
—Stock reaction: 1.5%
—Annual sales grew 5% to $3.6bn, gaining momentum throughout the year
04-May-2016
—Reported 1Q'16 results: EPS of $0.54 vs. IBES consensus of $0.53
—Stock reaction: (0.4)%
—Results were down due to impact of the volatile retail environment combined with the repositioning of product portfolio
07-Nov-2016
—Reported 3Q'16 results: EPS of $0.52 vs. IBES consensus of $0.58
—Stock reaction: (13.2)%
—Results were down due to divestiture of TS and CFF, resulting a loss on sale of $11mm
24-Feb-2016
—Announced 4Q & FY15 results: EPS of $3.28 vs. IBES consensus of $3.19; stock price saw highest gain since Aug- 2011
—Stock reaction: 7.5%
—Sales affected by highly promotional retail environment
04-Aug-2016
—Reported 2Q'16 results: EPS of $0.74 vs. IBES consensus of $0.80
—Stock reaction: (10.0)%
—Digital sales growth of 2% more than offset by net sales decrease in Hero and CBI

Hero Historical Value	
Since 19-Feb-2015	$ 51.21
1-Year VWAP	43.42
1-Month VWAP	34.14
1Y High	54.68
1Y Low	31.25

Source: Company filings, IBES, Bloomberg as of February 3, 2017.

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Public Trading Comparables Specialty Retail Home Stores Department / Mass eCommerce NTM EV / Comparable EBITDA NTM Comparable P/E ULTA Ross Tiffany & Co. TJX eBay RH Wal-Mart Pier 1 Imports Ethan Allen Nordstrom Dick's Foot Locker Williams-Sonoma Best Buy ULTA eBay Overstock Ross TJX Tiffany & Co. 33.9x 16.3x Hero Consensus 7x 6.0x 6.9x 9.2x 10.5x 13.2x 16.0x 25th Percentile: Median: 75th Percentile: 25th Percentile: Median: 75th Percentile: Stats Ex - Hero 12 Source: Hero management, company filings and FactSet as of February 3, 2017. Note:Comparable EBITDA calculated after deduction of stock-based compensation expense from Adjusted EBITDA. Comparable EPS is calculated after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from EPS. 21.0x 20.6x 19.9x 17.5x 16.5x 15.4x 15.3x 14.8x 14.1x 13.7x 13.2x 13.0x 12.8x Hero Consensus 12.7x Fossil Target Kohl's Dillard's Macy's Queen Bed, Bath & Beyond GNC 12.3x 12.0x 10.6x 10.4x 10.2x 10.1x 8. 4.4x 12.4x 11.9x 11.2x 10.6x 10.6x 8.3x Wal-Mart 7.8x Queen 7.6x Ethan Allen Fossil RH Dick's Foot Locker Target Williams-Sonoma GNC Nordstrom Macy's Pier 1 Imports Best Buy Kohl's Bed, Bath & Beyond Dillard's 7.5x 7.2x 7.0x 6.9x 6.9x 6.5x 6.2x 6.2x 6.0x 6.0x 5.9x 5.2x 5.0x 5.0x 4.6x

Analyst Views on Hero Implied EV / NTM Adj. EBITDA Multiple(2) to Current Share Price Valuation Methodology Implied NTM Adj. P/E Multiple 12-Month Price Target(1) Broker 55.8% DCF 10.3x 14.6x $54.00 44.3% P/E Multiple 10.1x 14.9x $50.00 (Anthony Lebiedzinski) Weighted average multiples 44.3% 9.4x 16.7x $50.00 24.1% P/E Multiple 10.2x 15.8x $43.00 (Jason Bazinet) 21.2% DCF 9.2x 13.0x $42.00 15.4% EV / EBITDA Multiple 9.9x 13.5x $40.00 (Neely Tamminga) Weighted average multiples 1.0% 8.6x 12.2x $35.00 (1.9%) P/E Multiple 7.0x 10.6x $34.00 (Barton Crockett) (22.1%) EV / EBITDA Multiple 7.8x 10.2x $27.00 Source: Wall Street research as of February 3, 2017. Note: Comparable EBITDA calculated after deduction of stock-based compensation expense from Adjusted EBITDA. Comparable EPS is after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from EPS. Some analysts do not specify time range for price target. Hero enterprise value implied from analyst price target and current diluted shares outstanding and net debt. 13 (1) (2) Median $42.50 22.7% 9.4x 13.5x Mean $43.50 25.5% 9.2x 13.5x (Tom Forte) (Eric Sheridan) (Matthew Harrigan) (Alex Fuhrman) (Heather Balsky)

Hero Research Analyst Views Analyst Estimates Over Time Adjusted EBITDA(1) Selected Analyst Themes “With a confluence of factors contributing to underperformance--election/Olympic distractions coupled with their own missteps at the distribution center--results for the quarter came in below expectations” (Piper Jaffray | 7-Nov-2016) $550 “The Olympics and election coverage were headwinds, but we also blame the tough retail environment and consumers shifting away from spending on smaller discretionary items” (BAML | 7-Nov-2016) $450 “Hero has a number of initiatives around merchandising, the customer experience, marketing, and customer acquisitions to help offset competitive pressures, but we do not expect a turnaround near-term” (BAML | 7-Nov-2016) “Hero is shifting some of its distribution operations to its CA and VA DCs, issuing customer credits/appeasements, and expediting shipments. These efforts are expected to cost $10-15mn in 4Q ($0.12-0.17)… we expect most future savings to be reinvested” (BAML | 7-Nov-2016) $350 $250 Jan-2014 Nov-2014 Sep-2015 Jul-2016 EPS $5.5 “We still see the home shopping (with an increased element of digital and mobile) as a category that can produce mid-single digit revenue growth and margin expansion against a stock approaching historically low forward multiples” (UBS| 7-Nov-2016) “Competing retailers have become increasingly competitive in offering free or discounted shipping and handling promotions” (Craig Hallum | 7-Nov-2016 $5.0 $4.5 $4.0 $3.5 $3.0 “We are encouraged by the hire and believe Mr. Little will help the company with its efforts to reignite sales growth. His addition should also free up Ms. Schmeling to focus more of her attention on turning around Cornerstone as President of that unit” (Maxim| 28-Nov-2016) $2.5 $2.0 Feb-2017 Jan-2014 Mar-2015 Mar-2016 14 Source: Wall Street research Factset as of February 3, 2017. (1) Adjusted EBITDA is before deduction of stock based compensation expense. Yearly EPS Estimate Yearly EBITDA Estimate Mgmt. Industry Initiatives Top-Line $2.70 2017E $2.57 2016E $2.97 2018E $3.16 2015A $3.23 2014A $292 2016E $306 2017E $333 2018E $357 2015A $342 2014A

III. Review of Hero’s Standalone Plan

Overview of Hero Standalone Plan Projections reflect a return to historical levels of growth and margin improvements driven by in-process initiatives Projections imply a return to historical levels of growth (prior to challenging 2016) —Top-line initiatives include improvements to TV distribution and viewer experience (e.g., one-click remote-buying), product pricing and expanding digital capabilities, etc. A number of in-process initiatives expected to drive margins above historical levels —Initiatives include supply chain efficiencies (tailwind from resolution of Piney Flats issues and automation), merchandising initiatives, etc. The Projections reflect a number of positive developments in December and January: —Resolution of Piney Flats issues; increased confidence in ability to drive margin improvement led by new Chief Merchandising Officer; clarified view of trends in business mix —Broker estimates do not reflect these developments and as a result lag the Projections —Resulted in stronger outlook for 2017 relative to Plan shared with Board in December Relative to Queen, Hero top-line growth is in-line but EBITDA growth and margin expansion are higher due to a low 2016 EBITDA base and the initiatives discussed above 16

Hero Projections Summary Projections imply 7.7% Adjusted EBITDA CAGR and 8.8% EPS CAGR from 2016A-2021E Revenue Adjusted EBITDA(1) EPS $4,257 $3.99 $441 $3.28 $361 $346 $3,524 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2015A 2016A 2017E 2018E 2019E 2020E 2021E YoY Growth % Margin % YoY Growth 2% (20%) 0% 16% 10% 9% 9% 3.4% (1.9%) 3.2% 4.1% 4.2% 3.9% 3.8% 10.1% 8.6% 8.4% 9.1% 9.5% 9.9% 10.4% 17 Source: Hero Management. Note:Revenue and EBITDA historical figures are pro forma for divestitures of TravelSmith and Chasing Fireflies from Cornerstone. (1) Adjusted EBITDA is before deduction of stock based compensation expense. $408 $377 $304 $307 $3.65 $3.34 $3.03 $2.62 $2.62 $4,100 $3,946 $3,786 $3,591$3,637

Projection Assumptions: Historical Context Projections reflect a return to historical growth rates and HSN segment margin expansion driven by in-process initiatives Adjusted EBITDA Margin(1) 12.9% Revenue CAGR 10.5% 10.4% 3.9% 3.0% HSN (2.7%) '12A - '15A HSN Avg. '16A HSN '17P HSN '21E HSN '12A - '15A HSN '16A HSN '16A - '21E HSN 6.0% 5.0% 5.8% Cornerstone(2) 5.1% 4.3% 3.9% (0.0%) '12A - '15A CBI Avg. '16A CBI '17P CBI '21E CBI '12A - '15A CBI '16A CBI '16A - '21E CBI 18 Source: Hero Management. (1) (2) Adjusted EBITDA is before deducting stock based compensation expense. Cornerstone historical financials pro forma for sale of Chasing Fireflies and TravelSmith. 11.4%

Projection Assumptions: Revenue and Cost Initiatives

Management has outlined key near-term initiatives that are expected to drive revenue growth and margin expansion with minimal incremental investment

	Overview	2017 Risk-Adj. Revenue ($mm)	Investment Required?
TV Distribution	■ Deploying shop by remote feature on Comcast, Time Warner Cable, DirecTV ■ Upgrading DirecTV to high definition ■ Increasing Video on Demand presence	**$35.9**	*Minimal investment; capabilities already in place*
Merchandising Effectiveness / Pricing	■ Drive up average price point by +$1.00 ■ Improve inventory management and merchandising ■ Engaged First Insight to help improve product selection ■ Improving margins through better product sourcing	**$38.9**	*Investment planned in improved inventory and product information systems; capital beyond 2017 not yet committed*
Digital Site Optimization	■ Enhanced search capabilities on digital site to improve number of searches that lead to a sale ■ Improved digital site loading times ■ Improved analytics to help tailor offerings	**$34.2**	*Small amount of investment required to improve site search capabilities*
Other Revenue Initiatives	■ Improving distributed commerce capabilities ■ Mobile enhancements including app only features, personalization / concierge, TV companion ■ Enhancing mobile video capabilities	**$12.3**	*Minimal investment required*
Cost Initiatives	■ Rate improvements from — Reductions in clearance sales — Improved product selection and sourcing ■ Recognizing benefits of Piney Flats automation	**35 bps gross margin improvement**	*Minimal investment required*

Source: Hero Management.

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Projections Versus Consensus Projections are in excess of Street expectations; however, Broker estimates do not reflect Hero’s positive performance in recent months Adjusted EBITDA(1) Revenue EPS $4.00 $4,400 $450 65% $408% $4,200 $400 00% $3.50 $382% $4,000 7% 99% $350 $3,800 $3.00 $300 $3,600 $2.50 $3,400 $250 '16A '17P '18E '19E '20E '16A '17P '18E '19E '20E '16A '17P '18E '19E '20E YoY Hero Management 1.9% 4.1% 4.2% 3.9% 2.6% 12.7% 8.9% 8.2% 0.1% 15.7% 10.3% 9.4% Adj. EBITDA Hero Management 8.4% 8.4% 9.1% 9.5% 9.9% Hero Consensus EstimatesHero Management ’16A – ’20E CAGR 20 Source: Hero Management and Factset estimates as of February 3, 2017. Note:Dollars in millions. 2016 figures are not pro forma for divestiture of Chasing Fireflies and TravelSmith. (1) Adjusted EBITDA is before deduction of stock based compensation expense. Margin Hero Consensus 8.2% 8.6% 9.0% 9.5% 9.8% Growth Hero Consensus 0.5% 3.6% 2.6% 3.1% 4.9% 8.6% 7.9% 6.3% 5.2% 9.9% 6.2% 7.0% Number of Analysts 7 6 3 3 5 5 3 3 7 6 2 2 $3. 8.7 $3.3 7.1 $2.70 $2.62 8.1 6.9 $306 $307 $4,1 3.5 $3,8 2.4 $3,637 $3,557

Projections vs. Management Plan Shared with Board in Dec. 2016 Positive developments in December and January contributed to better 4Q performance and a stronger outlook for 2017 Projections reflect stronger view on 2017 than Plan shared with the Board in December Changes driven by a number of positive developments in December and January — Resolution of Piney Flats issues — Increased confidence in ability to drive margin improvement led by new Chief Merchandising Officer — Clarified view on trends in business mix 2017 Revenue 2017 Gross Profit 2017 Adj. EBITDA(1) 2017 EPS $2.62 $1,251 $307 $3,637 December Plan Current Plan December Plan Current Plan December Plan Current Plan December Plan Current Plan % YoY Growth % Margin % Margin % YoY Growth 0.7% 1.9% 34.3% 34.4% 8.0% 8.4% (9.9%) (0.1%) 21 Source: Hero Management. Note:Dollars in millions. Figures are not pro forma for divestiture of Chasing Fireflies and TravelSmith. (1) Adjusted EBITDA is before deduction of stock based compensation expense. $3,591 $286 $1,233 $2.36

Peer Growth Benchmarking

Hero's EBITDA growth expected to outpace Queen's over near-term due to numerous margin enhancement initiatives; perception of less room for Queen margin improvement

Revenue CAGR

- Hero's expected revenue growth in-line with expectations for Queen's U.S. business

	2016E - 2018E	'14A - '16E
eCommerce[1]	6.1%	5.3%
Specialty Retail	4.6%	3.1%
Queen[2]	4.2%	(4.2%)
Hero Mgmt.[3]	3.7%	0.7%
Home Stores	3.6%	3.0%
Queen - U.S.[4]	3.0%	1.1%
Hero Consensus	2.0%	0.7%
Department/ Mass	2.0%	1.2%

Comparable EBITDA CAGR

- Hero's expected EBITDA growth a function of low current base and margin enhancement initiatives over near-term
- Perception that Queen margin has little room for improvement

	2016E - 2018E	'14A - '16E
Home Stores	8.1%	(7.0%)
eCommerce[1]	6.9%	(5.9%)
Hero Consensus	6.8%	(6.4%)
Hero Mgmt.[3]	6.7%	(6.4%)
Queen[2]	5.8%	(1.2%)
Specialty Retail	5.2%	(2.3%)
Department/ Mass	0.9%	(3.4%)

Comparable EPS CAGR

- Hero EPS outlook below Queen's but does not reflect total return
- Potential uses of Hero cash include potential debt repayment and dividends

	2016E - 2018E	'14A - '16E
Queen	19.3%	3.4%
Home Stores	17.1%	(10.9%)
eCommerce[1]	10.0%	(0.9%)
Specialty Retail	8.8%	(0.4%)
Hero Mgmt.	7.6%	(9.9%)
Hero Consensus	7.5%	(10.8%)
Department/ Mass	3.8%	(3.7%)

Source: Hero Management and Factset fiscal year estimates as of February 3, 2017.

Note: Specialty Retail includes BBY, DKS, FL, FOSL, GNC, TIF, ULTA. Home Stores includes BBBY, ETH, PIR, RH, WSM. Department/Mass includes DDS, KSS, M, JWN, ROST, TGT, TJX, WMT. eCommerce includes EBAY and OSTK; eCommerce EPS includes only EBAY. Comparable EBITDA is after deduction of stock-based compensation expense. Comparable EPS is after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization.

(1) eBay historical values pro forma for eBay / PayPal split.
(2) Queen 2014 revenue and EBITDA pro forma for zulily acquisition, not pro forma for reattribution of Digital Commerce Business.
(3) Hero Management represents consolidated historical financials pro forma for sale of Chasing Fireflies and TravelSmith. Hero consensus projected CAGRs do not reflect pro forma 2016 figures.
(4) Queen U.S. represents consensus estimate for U.S. segment only.

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Peer Margin Benchmarking

Hero's gross margin in-line with Queen, but EBITDA margin differential reflects Hero's higher investment in viewer content; merchandising initiatives to expand margins

Gross Margin

- Hero current gross margin in line with Queen's
- Hero gross margin outlook reflects potential cost savings from sourcing initiatives/supply chain efficiencies



2016E Gross Margin		Margin Exp. / Contr. '14A - '16E	Margin Exp. / Contr. '16E - '18E
eCommerce[2]	48.0%	(184) bps	(39) bps
Home Stores	40.1%	(171) bps	51 bps
Specialty Retail	39.0%	(41) bps	(8) bps
Hero Consensus	34.3%	(122) bps	23 bps
Hero Mgmt.[3]	34.0%	(122) bps	76 bps
Queen[4]	33.2%	137 bps	(91) bps
Department/ Mass	32.1%	(35) bps	45 bps

Comparable EBITDA[(1)] Margin

- Lower Hero EBITDA margin relative to Queen reflects Hero's higher investments in content/differentiated viewer experience, and economics with TV operators
- In-process merchandising initiatives driven by new Chief Merchandising Officer expected to expand margins



2016E EBITDA Margin		Margin Exp. / Contr. '14A - '16E	Margin Exp. / Contr. '16E - '18E
Queen[4]	18.0%	104 bps	56 bps
eCommerce[2]	17.7%	81 bps	(13) bps
Specialty Retail	14.5%	(66) bps	26 bps
Department/ Mass	11.3%	(113) bps	(18) bps
Home Stores	10.3%	(204) bps	57 bps
Hero Mgmt.[3]	8.1%	(127) bps	49 bps
Hero Consensus	7.7%	(127) bps	73 bps

Source: Hero Management and fiscal year Factset estimates as of February 3,2017.

Note: Specialty Retail includes BBY, DKS, FL, FOSL, GNC, TIF, ULTA. Home Stores includes BBBY, ETH, PIR, RH, WSM. Department/Mass includes DDS, KSS, M, JWN, ROST, TGT, TJX, WMT. eCommerce includes EBAY, OSTK. FOSL excluded from EBITDA metrics. Hero represents consolidated historical financials pro forma for sale of Chasing Fireflies and TravelSmith.

(1) Comparable EBITDA is after deduction of stock-based compensation expense.

(2) eBay historical values pro forma for eBay / PayPal split.

(3) Hero Management represents consolidated historical financials pro forma for sale of Chasing Fireflies and TravelSmith. Hero consensus projected CAGRs do not reflect pro forma 2016 figures.

(4) Queen 2014 gross margin and EBITDA pro forma for zulily acquisition, not pro forma for reattribution of Digital Commerce Business.

Goldman Sachs CENTERVIEW PARTNERS 23

Hero’s Performance Has Shown Signs of Weakness in Challenging Retail Environment; Queen Results Have Been More Resilient Hero and Queen U.S. Revenue Over Time(1) Active Customers $6,646 $6,257 $6,055 $5,845 8.4 8.3 7.8 2013A 2014A 2015A 2016E Hero YoY Growth Queen YoY Growth 5.4% 3.6% 3.5% 3.3% (1.9%) 6.2% 2014A 2015A 2016E Hero Revenue Queen U.S. Revenue Queen Active Customers Hero Active Customers U.S. Homes Reached(2) Historical Gross Margin 107 106 104 37.0% 36.8% 36.6% 35.8% 35.4% 2013A 2014A 2015A 2016E 35.1% Hero YoY Growth Queen YoY Growth (0.9%) 2.0% (1.3%) 2.0% (2.1%) 1.0% 2013A 2014A 2015A Hero Homes Reached Queen Homes Reached HSN Segment Gross Margin Queen – U.S. Gross Margin 24 Source: Hero Management, Company filings, PWC Global Research and Wall Street research. (1) (2) Hero figures are pro forma for the sale of Chasing Fireflies and TravelSmith. Queen homes reached represents U.S. segment only. 102 92 94 96 95 5.1 5.2 5.3 $3,525 $3,593 $3,294 $3,472

IV. Preliminary Financial Analysis of Hero

Summary of Illustrative Financial Analyses for Hero

Per Management Projections

Analyses	Illustrative Price per Share	Comments
Present Value of Future Share Price[1] *Goldman Sachs*	$ 36 – $ 51	■ PV of 1-4 year future share price based on 7.5–9.5x one year forward EV/EBITDA on 2018E-2021E Comparable EBITDA[2] ■ Assuming cost of equity of 10.0%
Discounted Cash Flow *Goldman Sachs*	$ 33 – $ 53	■ 1.5% to 2.5% perpetuity growth rate ■ 8.0% to 10.0% weighted average cost of capital
Discounted Cash Flow *Centerview Partners*	$ 30 – $ 46	■ 1.0% to 3.0% perpetuity growth rate ■ 9.5% to 10.5% weighted average cost of capital
Selected Transactions	$ 34 – $ 44	■ **High:** EV/LTM EBITDA 10.0x (2016 Comparable EBITDA of $285mm[3]) ■ **Low:** EV/LTM EBITDA 8.0x (2016 Comparable EBITDA of $285mm[3])
Precedent Premia (All Stock Deals) *Goldman Sachs*	$ 35 – $ 43	■ Based on typical premiums over past 5 years of 0-25% for precedent stock deals with U.S. targets with $1bn - $5bn in EV
Precedent Premia (All Cash Deals) *Goldman Sachs*	$ 42 – $ 50	■ Based on typical premiums over past 5 years of 20-45% for precedent cash deals with U.S. targets with $1bn - $5bn in EV
Trading Range – P/E *Centerview Partners*	$ 31 – $ 42	■ **High:** 16x NTM EPS (2017 Comparable EPS of $2.62)[2] ■ **Low:** 12x NTM EPS (2017 Comparable EPS of $2.62)[2]
Trading Range – EV / EBITDA *Centerview Partners*	$ 29 – $ 39	■ **High:** 9x NTM EBITDA (2017 Comparable EBITDA of $286mm)[2] ■ **Low:** 7x NTM EBITDA (2017 Comparable EBITDA of $286mm)[2]
For Reference: 52-Week Trading Range	$ 31 – $ 55	■ **High:** $54.68 (18-Mar-2016) ■ **Low:** $31.24 (07-Nov-2016)
For Reference: Analyst Price Targets	$ 27 – $ 54	■ **High:** $54.00 (Maxim 28-Nov-2016) ■ **Low:** $27.00 (BAML 07-Nov-2016)

Current Price : $34.65

Source: Public filings, Hero Projections, Bloomberg, Factset, Wall Street research as of as of February 3, 2017
(1) Including dividends.
(2) Comparable EBITDA and EPS are after deduction of stock based compensation expense.
(3) Comparable EBITDA after deduction of stock based compensation expense. Pro forma for sale of Chasing Fireflies and TravelSmith.

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Illustrative Public Market Present Value of Future Share Price Analysis Based on Hero Projections Based on 1 Year Forward EV/EBITDA Multiples | Goldman Sachs Perspective Present Value of Future Stock Price + Dividends at 10.0% Cost of Equity Future Value of Share Price $ 67.71 $ 61.19 $ 58.94 $ 55.38 $ 52.97 $ 50.90 $ 49.87 $ 49.63 $ 48.32 $ 47.68 $ 46.67 $ 52.86 $ 44.91 $ 43.45 $ 42.70 $ 41.95 $ 40.15 $ 47.28 $ 42.35 $ 40.76 $ 39.17 $ 34.65 $ 34.65 $ 37.73 $ 37.55 $ 35.64 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 7.5x Forward EV/EBITDA 8.3x Forward EV/EBITDA 9.5x Forward EV/EBITDA Balance Sheet at 8.3x EV / EBITDA Jan-2018E Jan-2019E Jan-2020E Jan-2021E 1-Yr Forward EBITDA $ 324 $ 354 $ 385 $ 417 Net Debt $ 415 $ 400 $ 371 $ 320 Diluted Shares Outstanding (mm) 53.4 53.4 53.4 53.4 $ 1.40 $ 1.40 $ 1.40 $ 1.40 Dividends Per Share 27 Source: Hero Projections. Note:Present Value of Future Stock Price includes dividends discounted based on mid-year convention. Future share prices and dividends discounted to January 1, 2017.

Hero’s Performance vs. 2014 Plan Reflects Challenges of Long Term Forecasting in Uncertain Environment Hero underperformed its 2014 plan as a result of retail industry headwinds and Hero-specific operating challenges Divergence from 2014 plan reflects difficulty of forecasting in an uncertain operating environment Many of the macro factors that created headwinds for retailers in 2016 have not abated (e.g., promotional environment, eCommerce share gains, digital cannibalization, inventory challenges) ’14 – ’16 Revenue CAGR Consensus 2-Yr Fwd Revenue CAGR 2016 Adj. EBITDA(1) Margin ’14 – ’16 EPS CAGR 12.8% 10.7% 6.9% 4.6% (9.9%) (0.3%) Dec '14 Plan Actual Dec '14 Plan Actual Dec '14 Plan Actual Dec '14 Outlook Current Outlook 28 Source: Hero Management and Factset as of February 3, 2017. (1) Adjusted EBITDA is before deduction of stock based compensation expense. 2.0% 8.4%

Introduction to Sensitivity of Long-Term Key Drivers

Given recent macro dynamics and operating challenges, important for Committee to understand where the risks of outperformance/underperformance are relative to the plan

A — HSN Segment Revenue Growth

- *Trend:* **HSN's Core TV sales continues to decline** amid viewership declines and the challenge **of engaging the new, younger customers** and engaging customers through new distribution media
- *Plan:* **Includes return to meaningful sales growth** driven by SBR/distribution initiatives, merchandising strategy, digital site optimization and mobile app enhancements

B — HSN Segment Gross Margin

- *Trend:* Gross margins **across the retail sector** (including at Queen and HSN) **have been under pressure** amid **increasing promotion, competition** and rising inventories
- *Plan:* **Contemplates consistent gross margin improvement** (+140bps from '16-'21) through reduced clearance/promotional activity, price increases and product sourcing initiatives

C — Hero Consolidated OpEx

- *Trend:* Operating expenditures have been **relatively stable as a percentage of sales** for the last three years
- *Plan:* Opex as % sales **increases in '17E with restoration of bonuses** and investments in capabilities; moderates through rest of period (down 80bps from '17-'21)

D — Cornerstone Retail Performance

- *Trend:* Cornerstone **sales flat in 2016 on circulation decreases and continued weakness in outdoor assortment**; gross profit declined ~4% amid intense promotional activity and opex remained flat
- *Plan:* **New retail strategy a key driver of ~6% sales CAGR from '16-'21,** but requires investment in new talent, capabilities and facilities

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Illustrative Sensitivities to Key Drivers of Management Projections

Illustrative sensitivities suggest that HSN segment growth and gross margins along with Hero consolidated operating expenses are key drivers of shareholder value

Focus Areas	Illustrative Scenarios	Illustr. '20E Share Price Impact[1]	Illustrative Scenarios and Methodologies
A **HSN Segment Revenue Growth** *'16A – '21E Revenue CAGR*	3.0% 4.0% 0.0% Plan Upside Downside	+$3 / ($8)	▪ **Plan:** In line with historical growth trend (~2.8% 5-year CAGR) ▪ **Upside:** Growth in line with '12-'15; outperformance on in-process initiatives ▪ **Downside:** Headwinds from '16A continue into future; revenue flat
B **HSN Segment Gross Margin** *'16A-'21E Gross Margin Expansion*	Historical 2021E 34.3% 32.9% 34.5% 35.5% 33.5% '15A '16A Plan Upside Downside	+$5 / ($5)	▪ **Plan:** ~150bps expansion from 2016A from better merchandising and inventory management, Piney Flats tailwinds ▪ **Upside:** +100bps of incremental expansion by '21E due to higher than expected merchandising/Piney Flats benefits ▪ **Downside:** (100bps) lower margin by '21E due to higher-than-expected clearance
C **Hero Consolidated OpEx** *'16A-'21E Opex Improvement*	Historical 2021E 25.9% 25.7% 25.2% 23.2% 26.2% '15A '16A Plan Upside Downside	+$14 / ($7)	▪ **Plan:** ~50bps improvement from '16A OpEx margin through 2021E ▪ **Upside:** 200bps of cost-takeout from distribution and supply chain by 2021 ▪ **Downside:** 100bps of extra OpEx investment needed to remain competitive through 2021
D **Cornerstone Retail Performance** *'21E CBI Revenue*	$1,390 $1,490 $1,340 Plan Upside Downside	+$1 / ($0)	▪ **Plan:** ~$140mm of retail sales by '20E ▪ **Upside:** Retail stores highly successful; +$100mm incremental retail sales in '21E ▪ **Downside:** Stores less successful than expected; $50mm less sales generated by '21E relative to Projections

Source: Hero Management.

(1) Calculated as difference between illustrative 2020E share price implied by Projections and illustrative sensitivity case. Illustrative future 2020E share price calculated based on current EV/NTM EBITDA of 8.3x applied to 2021E EBITDA and 2020E year end capital structure.

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Illustrative 2021E EBITDA and 2020E Future Stock Price Under Different Operating Scenarios[1]

- Hero Management Projections imply $58.94 illustrative future share price at year end 2020 based on current NTM multiple of 8.3x and 2021E comparable EBITDA of $417mm
- Projections assume '16A-'21E revenue CAGR of 3.6%[2]
- Projections assume comparable EBITDA margin increases from 7.8% in 2017E to 9.8% by 2021E

2021E Comparable EBITDA

2021E Δ EBITDA Margin	Annual Δ Plan Revenue Growth (200bps)	(100bps)	–	+100bps	+200bps	'21E Comp. Margin
(200bps)	(28.4%)	(24.5%)	(20.4%)	(16.2%)	(11.8%)	7.8%
(100bps)	(19.2%)	(14.8%)	(10.2%)	(5.5%)	(0.5%)	
–	(9.9%)	(5.1%)	$417	+5.3%	+10.7%	
+100bps	(0.6%)	+4.7%	+10.2%	+16.0%	+22.0%	
+200bps	+8.6%	+14.4%	20.4%	+26.7%	+33.2%	11.8%

1.6% ← '16A-'21E Revenue CAGR → 5.6%

Illustrative 2020E Share Price[3]

2021E Δ EBITDA Margin	Annual Δ Plan Revenue Growth (200bps)	(100bps)	–	+100bps	+200bps
(200bps)	($19.61)	($17.15)	($14.60)	($11.94)	($9.19)
(100bps)	($12.96)	($10.18)	($7.30)	($4.30)	($1.19)
–	($6.31)	($3.22)	$58.94	+$3.34	+$6.77
100bps	+$0.34	+$3.75	+$7.26	+$10.87	+$14.62
+200bps	+$6.94	+$10.60	+$14.40	+$18.32	+$22.38

Source: Hero Management and Factset as of February 3, 2017.
(1) Sensitivities assume incremental 2021E margin (expansion phased in linearly over projection period) and/or incremental annual revenue growth in each year of projection period.
(2) Not pro forma for divestitures of Chasing Fireflies and TravelSmith. 2016-2021E revenue CAGR is 3.9% pro forma.
(3) Future share price assumes constant comparable EV / NTM EBITDA multiple of 8.3x.

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V. Queen Situation Update

Queen Business Overview

Queen U.S.

- Live televised shopping programs distributed nationally, 24 hours per day, to ~107mm households
- Represents ~2/3 of total Queen revenues
- Queen.com in 1996; ~73% of new U.S. customers made their first purchase online in 2015
- In 2013, launched a new channel, Queen Plus, which has additional programming

Queen International

- Reaches ~137mm television households primarily in Germany, Austria, Japan, the UK, Ireland, Italy and France
- Queen's Japanese operations are conducted through a 60%-owned JV with Mitsui
- In addition, Queen owns 49% of a JV with Beijing-based CNR Media Group, which reaches ~114mm homes in China zulily

- Fast-growing business acquired in October 2015 for $2.3bn
- Online retailer that markets and sells unique products including apparel, beauty and wellness products and home goods in the U.S. and several foreign countries
- Customers purchase products from daily flash sales events
- Accessed through desktop and mobile website as well as mobile applications

Significant Scale

2015A Revenue



$3.7
Cornerstone
$1.1
Hero
$2.5
2.75x
$10.1
$1.4
zulily(1)
$2.5
Queen Intl.
$6.3
Queen U.S.
Hero
Queen

Diversified Multi-Channel Revenue Base

LTM Revenue

zulily	
LTM Revenue	$1.5bn
LTM Growth	16%
Customers	5.0mm
% E-Commerce	100%
% Mobile	*66%*

Queen Intl.	
LTM Revenue	$2.6bn
LTM Growth	3%
Customers	4.6mm
% E-Commerce	33%
% Mobile	*60%*



15%
25%
60%

Queen U.S.	
LTM Revenue	$6.3bn
LTM Growth	1%
Customers	8.1mm
% E-Commerce	51%
% Mobile	*55%*

Source: Factset and company materials as of February 3, 2017.
(1) Represents adjusted 2015 total, including deferred revenue adjustment of $17mm due to purchase accounting and $918mm of revenue from the first three quarters of 2015 prior to the transaction close.

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CENTERVIEW PARTNERS

The "Lion Ecosystem" – Overview of Lion Company Holdings

LIBERTY INTERACTIVE CORPORATION

Lion Ventures (TS)
Market Cap: $3.7bn
Enterprise Value: $5.2bn
Cash: $157mm
Malone Stake: 5.6% Economic / 36.3% Voting

- 100% Evite
- 36% FTD
- 32% giggle
- 29% interval leisure group
- 23% lendingtree
- 18% Quid
- 7% BRIT+CO
- 2% Time Warner Cable
- <1% Time Inc.
- <1% TimeWarner

Queen (TS)
Market Cap: $8.8bn
Enterprise Value: $14.8bn
Cash: $348mm
Malone Stake: 6.0% Economic / 37.9% Voting

- 100% Queen US, UK, Germany, Italy, France
- 60% Queen Japan
- 49% Queen China
- 100% zulily
- 38% Hero

Discovery Communications
Market Cap: $16.6bn
Enterprise Value: $24.4bn
Cash: $224mm
Malone Stake: 4.9% Economic / 21.0% Voting

- 100% Discovery Communications

Lionsgate
Market Cap: $6.1bn
Enterprise Value: $7.6bn
Cash: $106mm
Malone Stake: 3.4% Economic

- 100% LIONSGATE
- 100% STARZ

LIBERTY

Lion Sirius Group (TS)
Market Cap: $12.4bn
Enterprise Value: $18.1bn
Cash: $611mm
Malone Stake: 8.2% Economic / 47.7% Voting

- 65% SiriusXM Satellite Radio

Lion Braves Group (TS)
Market Cap: $1.0bn
Enterprise Value: $1.1bn
Cash: $109mm
Malone Stake: 9.7% Economic / 47.7% Voting

- 100% Braves

Formula 1 Group (TS)
Market Cap: $2.6bn
Enterprise Value: $3.9bn
Cash: $220mm
Malone Stake: 3.1% Economic / 47.7% Voting

- 100% (pending) F1 Formula 1
- 80% Lion Israel Venture Fund, LLC
- 37% Associated Partners LP
- 34% Live Nation Entertainment
- 29% Lion Associated Partners L.P.
- 27% ideiasnet
- 7% Kroenke Arena Company
- 7% saavn
- 6% Tastemade
- 4% INRIX
- 3% Crown Media Holdings, Inc.
- <1% Time Inc.
- <1% TimeWarner
- <1% Viacom

Lion Broadband
Market Cap: $15.6bn
Enterprise Value: $15.9bn
Cash: $259mm
Malone Stake: 7.2% Economic / 46.0% Voting

- 100% TruePosition
- 26% Charter Communications
- 1% Time Warner Cable

Lion TripAdvisor Holdings
Market Cap: $1.3bn
Enterprise Value: $5.8bn
Cash: $652mm
Malone Stake: 5.7% Economic / 4.0% Voting

- 22% (57% Voting) tripadvisor
- 100% BuySeasons

Lion Global
Market Cap: $32.4bn
Enterprise Value: $77.9bn
Cash: $977mm
Malone Stake: 3.4% Economic / 24.9% Voting

- 100% Liberty Global

Source: Company public filings. Market data as of February 3, 2017.
Note: TS = Tracking Stock

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Goldman Sachs | Centerview Partners

Queen Street Expectations Summary Queen projections based on Wall Street research for revenue and EBITDA through 2020 and extrapolated thereafter EPS assumes $800mm annual share repurchases through projection period, consistent with Queen’s historical repurchase activity Revenue Adjusted EBITDA(1) EPS $12,869 $2,574 $3.75 $10,314 $1.67 2015A 2016E YoY Growth 2017E 2018E 2019E 2020E 2021E 2015A 2016E % Margin 2017E 2018E 2019E 2020E 2021E 2015A 2016E 2017E 2018E YoY Growth 2019E 2020E 2021E (8.6%) 12.5% 3.4% 5.0% 5.2% 4.6% 4.5% 20.6% 18.6% 18.9% 19.2% 19.8% 19.7% 20.0% 7.5% (7.5%) 17.9% 20.8% 23.9% 12.0% 13.9% Source: Queen analyst broker spread as of February 3, 2017. (1) Adjusted EBITDA is before the deduction of stock-based compensation expense. 35 $3.30 $2.94 $2.37 $1.97 $1.80 $2,432 $2,333 $2,146 $2,014 $1,920 $1,887 $12,315 $11,776 $11,196 $10,664 $9,169

Analysts Appear Bullish on Queen at Current Share Price Analyst Estimates Over Time Adjusted EBITDA(1) Selected Analyst Themes Q3 2016 was first negative y-o-y revenue growth quarter (6% down) since Great Recession $3,100 – Temporary macro conditions, rather than structural changes, pressuring results: distractions from election and Olympics; changes in Easy Pay, competition with Amazon and cord-cutting not viewed as incrementally challenging Expected return to positive revenue growth in 2017 $2,900 $2,700 $2,500 – $2,300 Long-term business model intact; upside from zulily and international (Japan returning to growth) $2,100 Appointments of Bob Spieth, EVP, Customer and Business Services, and Todd Sprinkle, Chief Information Officer, encouraging; should improve the company’s technology-related efforts Several internal initiatives underway including: balancing growth across categories, improving customer service, sales & marketing, expanding distribution reach, operating efficiencies $1,900 $1,700 $1,500 Jan-2012 Apr-2013 Jul-2014 Nov-2015 Jan-2017 Comparable EPS(2) $3.5 $3.0 Valuation typically based on DCF and/or enterprise value multiples EBITDA multiple in line with HSNi and brick and mortar retailers (e.g., Nordstrom, Macy’s) Queen currently trades at a discount to high quality retailers; should it trade at premium as company leverages zulily acquisition? $2.5 $2.0 $1.5 $1.0 $0.5 Leverage is currently above target Capital allocation decisions to continue to be driver of shareholder value $0.0 Jan-2012 Apr-2013 Jul-2014 Nov-2015 Jan-2017 Source: Wall Street research and Factset as of February 3, 2017. 36 (1) Adjusted EBITDA is before deduction of stock based compensation expense. EBITDA estimates adjusted for abnormal movements in consensus; data point deleted is Feb-13 estimate for 2017E. Comparable EPS is after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization. (2) Yearly EPS Estimate Yearly EBITDA Estimate Capital Valuation Initiatives Top-Line $1.84 17E $1.68 2016E 2.00 2018E $ 20 $0.92 2013A $1.56 2014A $1.80 2015A $1,920 2016E $2,014 2017E $2,146 2018E $1,887 2015A $1,939 2014A $1,924 2013A

Summary of Illustrative Financial Analyses for Queen

Per Street Projections

Analyses	Illustrative Price per Share		Comments
Present Value of Future Share Price *Goldman Sachs*	$ 19	$ 30	■ PV of 1-4 year future share price based on 7.0–8.5x one year forward EV/EBITDA on 2018E-2021E Comparable EBITDA[1] ■ Assuming cost of equity of 11.5%
Discounted Cash Flow *Goldman Sachs*	$ 21	$ 37	■ 1.5% to 2.5% perpetuity growth rate ■ 8.0% to 10.0% weighted average cost of capital
Discounted Cash Flow *Centerview*	$ 18	$ 30	■ 1.0% to 3.0% perpetuity growth rate ■ 9.0% to 10.0% weighted average cost of capital
Trading Range – EV / EBITDA *Centerview*	$ 16	$ 24	■ **High:** 9x NTM EBITDA (2017 Comparable EBITDA of $1,944mm)[1] ■ **Low:** 7x NTM EBITDA (2017 Comparable EBITDA of $1,944mm)[1]
For Reference: *52-Week Trading Range*	$ 18	$ 27	■ **High:** $27.08 (27-May-2016) ■ **Low:** $18.12 (04-Nov-2016)
For Reference: *Analyst Price Targets*	$ 25	$ 36	■ **High:** $36.00 (Maxim 08-Dec-2016; Craig-Hallum 08-Nov-2016) ■ **Low:** $25.00 (FBR Capital 24-Jan-2017)

Current Price : $18.75

Source: Public filings, Wall Street projections supplemented with extrapolated historical financial trends, Bloomberg, Factset as of as of February 3, 2017.
(1) Comparable EBITDA is after deduction of stock-based compensation expense.

Goldman Sachs | Centerview Partners

37

Hero and Queen’s Relative Trading Multiples While magnitude of discount has varied, Queen has typically traded below Hero on an EV/EBITDA basis; current discount above 2-year average Historical EV / NTM Comparable EBITDA Multiples Historical NTM Comparable P/E Multiples 13.0x 25.0x Hero EV / NTM EBITDA Queen EV / NTM EBITDA Hero NTM P/E Queen NTM P/E 12.0x 20.0x 11.0x 10.0x 15.0x 12.7x 10.1x 9.0x 10.0x 8.3x 7.6x 8.0x 5.0x 7.0x Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Hero’s Multiples Relative to Queen(1) Summary Statistics EV / NTM EBITDA Multiple Gap NTM P/E Multiple Gap 4.0x 3.0x 2.0x 1.0x 0.0x (1.0x) (2.0x) (3.0x) (4.0x) 2.6x 0.6x Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Source: Hero Management, company filings and Factset estimates as of February 3, 2017. Note:Comparable EBITDA calculated after deduction of stock-based compensation expense. Comparable EPS is after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization. 38 (1) Delta represents Hero’s multiple minus Queen’s multiple. Summary Statistics - Hero & Queen EV / Comp. EBITDA Comparable P/E Hero Queen Delta Hero Queen Delta Current 8.3x 7.6x 0.6x 12.7x 10.1x 2.6x Last 3-Months Avg. 8.2x 7.9x 0.3x 12.8x 10.7x 2.1x Last 1-Year Avg. 8.7x 8.5x 0.2x 13.7x 12.1x 1.5x Last 2-Years Avg. 9.4x 9.1x 0.3x 15.3x 15.5x (0.2x) Last-6 Months Avg. 8.2x 7.9x 0.4x 12.8x 10.5x 2.3x Last 1-Month Avg. 8.1x 7.7x 0.4x 12.6x 10.3x 2.3x

What Might Be Driving Hero’s Multiple Premium to Queen? A number of financial and structural factors may be involved in Hero’s multiple premium to Queen Queen tracking shares may trade at a discount to typical stocks given investors do not have a direct claim on Queen’s cash flow/assets or typical governance rights Tracking Stock Discount? —One analyst assigns a 20% tracking stock discount to Queen’s NAV Tracking stock status may affect liquidity; for example, tracking stocks are not allowed in the S&P 500 Substantial EBITDA margin differential between Hero and Queen (~1,000 bps) —Potential perception that Hero has significant room for EBITDA margin improvement Perception of Margin Expansion Opportunity? —Potential perception that Queen is near/at the limit of organic margin enhancement opportunities Hero’s multiple may reflect expectations of outsized longer-term EBITDA growth relative to Queen due to narrowing of margin differential Hero’s stock price may reflect the market’s expectation of some probability that Hero is acquired by Queen Potential M&A Speculation? “With shares of both HSN and QVC under pressure…we believe the potential for a merger could be higher than it was entering the year.” – Maxim, 11/8/16 39

VI. Evaluation of Combination with Queen

Framework for Evaluating a Potential Transaction with Queen Assess financial and operating profile of pro forma company (e.g., growth outlook, business mix, margins, leverage, scale, etc.) Profile of Pro Forma Entity Evaluate price being offered relative to current and historical stock prices and multiples Relative valuation analysis Pro forma ownership relative to financial contribution Price and Structure Determine potential value creation from Hero Management’s estimated cost synergies and upside from potential revenue synergies Potential Synergies Estimated “package value” that Hero shareholders would receive in a transaction Estimate of intrinsic value of pro forma entity including synergies and how that compares to Hero’s standalone DCF (are Hero shareholders better off?) Pro Forma Value Creation What is the value creation potential for Queen? How might their perspective on the combination differ? Queen’s Perspective Consider integration risks and risks to achieving synergies Structural considerations Other Considerations 41

1 *Profile of Pro Forma Entity*

Pro Forma Financial Profile

Assumes illustrative $125mm of run-rate synergies

'16A-'21E Revenue CAGR



3.6%
4.5%
4.3%
Hero Standalone
Queen
Pro Forma

2021E Adj. EBITDA Margin



10.4%
20.0%
18.3%
Hero Standalone
Queen
Pro Forma

Pro Forma Revenue Mix



Based on 2015A
Cornerstone
9%
Hero
19%
49%
Queen U.S.
zulily
3%
20%
Queen Intl

	Fiscal Year Ending December 31, 2016A	2017E	2018E	2019E	2020E	2021E	'16A-'21E CAGR
Queen Revenue	$10,314	$10,664	$11,196	$11,776	$12,315	$12,869	4.5%
Hero Revenue	3,567	3,637	3,786	3,946	4,100	4,257	3.6%
Revenue Synergies	–	–	–	–	–	–	
Pro Forma Revenue	**$13,882**	**$14,301**	**$14,982**	**$15,722**	**$16,414**	**$17,126**	**4.3%**
% YoY Growth		*3.0%*	*4.8%*	*4.9%*	*4.4%*	*4.3%*	
Memo: Hero S/A Growth		*1.9%*	*4.1%*	*4.2%*	*3.9%*	*3.8%*	
Queen Adjusted EBITDA	$1,920	$2,014	$2,146	$2,333	$2,432	$2,574	6.0%
Hero Adjusted EBITDA	299	307	346	377	408	441	8.1%
Net Synergies (Including Cost to Achieve)	–	(25)	25	125	125	125	
Pro Forma Adjusted EBITDA[(1)]	**$2,219**	**$2,296**	**$2,517**	**$2,835**	**$2,964**	**$3,139**	**7.2%**
% Margin	*16.0%*	*16.1%*	*16.8%*	*18.0%*	*18.1%*	*18.3%*	
Memo: Hero Standalone Margin	*8.4%*	*8.4%*	*9.1%*	*9.5%*	*9.9%*	*10.4%*	

Source: Hero Management, Wall Street research, and Factset as of January 27, 2017.

Note: For illustrative purposes, assumes $125mm of run-rate synergies phased in 50% in 2018E and 100% in 2019E. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 40% in 2017E and 60% in 2018E. Adjusted EBITDA is before deduction of stock based compensation expense.

(1) Adjusted EBITDA is before deduction of stock based compensation expense.

42

Price and Structure Exchange Ratio Over Time Since Feb-2015 Hero Special Dividend 3.10 x hip 2.90 x 2.70 x 2.50 x 2.30 x 2.10 x 1.90 x 1.85 x 1.70 x 1.50 x Feb-2015 Jul-2015 Dec-2015 Apr-2016 Sep-2016 Feb-2017 43 Source: Hero management, Bloomberg as of February 3, 2017. (1) (2) Exchange ratio defined as Queen series A shares per Hero shares. Based on Dec-2016 Queen estimated number of series A and B diluted shares outstanding. Exchange Ratio Analysis Share Price Exchange Implied Premium Implied Hero Owners Queen Hero Ratio¹ to Current Price (non-Queen)² Current $ 18.75 $ 34.65 1.85 x 0.0% 12% 1 Month Avg. 19.24 34.12 1.77 x (4.0)% 11% 3 Month Avg. 19.99 35.86 1.79 x (3.0)% 12% 6 Month Avg. 20.08 38.44 1.92 x 3.6% 12% 1 Year Avg. 22.85 44.63 1.95 x 5.5% 12 % Since Feb-15 25.30 52.91 2.07 x 12.2% 13 % Favorable for Hero Average since Feb-2015 = 2.07 x 1Y Average = 1.95 x Favorable for Queen

Price and Structure Preliminary Illustrative Relative Valuation Analysis Exchange Ratio Illustrative Implied Ownership for Hero Public Shareholders Low High Current: 11.9% Current: 1.85x 14.6% Comparables 0.0% 5.0% 10.0% 15.0% 20.0% Source: Hero Management, Wall Street research, and Factset as of February 3, 2017. Note:Balance sheet information as of December 31, 2016 (estimated for Queen). Analysis reflects maximum range of exchange ratios based on Queen and Hero respective standalone ranges. For Comparable EBITDA and Discounted Cash Flow Analysis, ratio is calculated after adjusting for the corresponding value of Queen’s stake in Hero (e.g. in ratio of Queen High DCF value to Hero Low DCF value, Queen High DCF Value includes the value of its stake in Hero at the price per share implied by Hero Low DCF Value). 44 (1) Comparable EBITDA is calculated after deduction of stock-based compensation expense. 5.2% 11.0% 13.7%1.70x2.18x 13.6%0.75x2.16x 7.9% 1.18x2.33x 7.0% 15.4%1.03x2.48x 6.3% 15.3%0.92x2.47x Future Share Price 8.0% 15.7% 1.20x2.55x Goldman Sachs Present Value of 1-4 Year Future Share Price Goldman Sachs DCF Analysis Perpetuity Growth Centerview DCF Analysis Perpetuity Growth Centerview Public Retail Trading Comparable EBITDA (1) Analyst Price Targets 52-Week Trading Range Reference

3 Potential Synergies

Preliminary Synergy Estimates

Per Hero Management Guidance; base case analysis assumes $125mm of run-rate annual cost synergies

- Significant margin differential between Hero and Queen (~1,000 bps), largely driven by Hero's higher marketing/distribution expenses
  - —Hero Management estimates the greatest synergy opportunity in Program Distribution
- Combination potentially represents opportunity to reduce margin differential and also eliminate duplicative corporate functions

		Potential Synergy Opportunities	Illustrative Estimates ($mm)
	COGS/Gross Profit	■ Rate benefits from small carrier shipping and handling contracts and procurement opportunities	~$25 – $41
Operating Expenses	Variable Costs	■ Maximize call center utilization ■ Improve affiliate commissions through rate/volume benefits ■ Consolidate liquidation activity	~$2 – $5
Operating Expenses	Program Distribution Costs	■ Consolidate distribution contracts ■ Eliminate/consolidate affiliate sales and marketing costs	~$49 – $65
Operating Expenses	Other OpEx	■ Eliminate redundancies across OpEx costs ■ Streamline the supply chain	~$22 – $41
	Revenue	■ Potential for cross selling and increased basket sizes ■ Increased viewership ■ Coordinated programming	TBD

Preliminary Run-Rate Synergies ~$97 - $152mm

Source: Hero Management.

45

Goldman Sachs | CENTERVIEW PARTNERS

4 Pro Forma Value Creation

Illustrative Has / Gets Analysis

- **Key Illustrative Assumptions:**
  - —2.0x Exchange Ratio
  - —$125mm Synergies = $965mm of value (capitalized at blended multiple)

		Hero		Queen		Pro
		Per Share	Aggregate	Per Share	Aggregate	Forma
Has	**Enterprise Value**		$2,415		$15,243[1]	$17,658
	(Less): Net Debt & NCI		(564)		(6,656)	
	Observed Market Equity Value	$34.65	$1,851	$18.75	$8,586[1]	$10,437
	(Less): Queen Stake in Hero		(694)		–	
	Adjusted Equity Value		$1,157		$8,586	$9,744
	Implied Ownership (Non-Queen SHs)		*11.9%*		*88.1%*	
	Implied Exchange Ratio		*1.85x*		*1.00x*	
Gets	**Targeted Exchange Ratio**		2.00x		1.00x	
	Implied Equity Value	$37.14	$1,241	$18.57	$8,503	$9,744
	Implied Ownership (Non-Queen SHs)		*12.7%*		*87.3%*	
	Implied Prem. / (Disc.) Before Synergies [2]		*7.2%*		*(1.0%)*	
	Plus: Share of Capitalized Synergies[3]	$3.68	$123	$1.84	$843	$965
	Value per Share w/ Synergies	$40.82	$1,363	$20.41	$9,346	
	Implied Prem. / (Disc.) After Synergies [2]		*17.8%*		*8.8%*	
	Value Creation		$206		$759	$965
	Share of Value Creation		*21.3%*		*78.7%*	

Source: Public filings, Hero Projections, Factset as of as of February 3, 2017.
Note: Dollars in millions, except per share data.
(1) Reflects projected enterprise value and market cap at year-end 2016E assuming both QVCA and QVCB shares trade at current QVCA price of $18.75. For instance, market capitalization reflects 2016E year-end diluted shares multiplied by current QVCA share price.
(2) Represents share of pro forma equity value divided by standalone equity value minus 1.
(3) Capitalized at blended 2017E Comparable EV/EBITDA multiple of 7.7x.

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Pro Forma Value Creation Illustrative Has / Gets Analysis Sensitivity Implied Ownership (Non-Queen SHs) 11.9% 12.7% 13.8% 14.9% 15.9% Hero “Gets” Sensitivity Implied Prem. / (Disc.) After Synergies(1) 9.9% 17.8% 27.9% 37.8% 47.5% Implied Ownership 88.1% 87.3% 86.2% 85.1% 84.1% Queen “Gets” Sensitivity Implied Prem. / (Disc.) After Synergies(1) 9.9% 8.8% 7.5% 6.1% 4.8% 47 Source: Public filings, Hero Projections, Factset as of as of February 3, 2017. Note:Dollars in millions, except per share data. (1) Represents share of pro forma equity value divided by standalone equity value minus 1. Share of Value Creation88.1%78.7%66.5%54.6%43.0% Implied Prem. / (Disc.) Before Synergies(1)–(1.0%)(2.2%)(3.4%)(4.6%) Share of Value Creation11.9%21.3%33.5%45.4%57.0% Implied Prem. / (Disc.) Before Synergies(1)–7.2%16.4%25.4%34.2% Illustrative Exchange Ratio1.85x2.00x2.20x2.40x2.60x

4 Pro Forma Value Creation

Analysis at Various Prices – Hero

Pro Forma Value per Share | Assumes $125mm Run-Rate Synergies

Exchange Ratio			**1.85 x**	**2.00 x**	**2.20 x**	**2.40 x**	
Implied Hero Economic O/S - Non-Queen Shareholders			12 %	13 %	14 %	15 %	
Implied Headline Offer Price			**$ 34.65**	**$ 37.50**	**$ 41.25**	**$ 45.00**	
Premium to Current Share Price			*0 %*	*8 %*	*19 %*	*30 %*	
							Hero Standalone Value
PVFSP - GS	Low	PF CombineCo Value	$ 20	$ 20	$ 19	$ 19	
		PF Value to Hero	**$ 37**	**$ 39**	**$ 43**	**$ 46**	$ 36
		PF Premium to Hero Standalone	3 %	11 %	20 %	29 %	
	High	PF CombineCo Value	$ 31	$ 31	$ 31	$ 30	
		PF Value to Hero	**$ 58**	**$ 62**	**$ 67**	**$ 72**	$ 51
		PF Premium to Hero Standalone	14 %	22 %	32 %	42 %	
DCF - GS	Low	PF CombineCo Value	$ 22	$ 22	$ 22	$ 21	
		PF Value to Hero	**$ 41**	**$ 44**	**$ 48**	**$ 51**	$ 33
		PF Premium to Hero Standalone	23 %	32 %	43 %	54 %	
	High	PF CombineCo Value	$ 39	$ 38	$ 38	$ 37	
		PF Value to Hero	**$ 71**	**$ 76**	**$ 83**	**$ 90**	$ 53
		PF Premium to Hero Standalone	33 %	43 %	55 %	68 %	
DCF - CVP	Low	PF CombineCo Value	$ 19	$ 19	$ 18	$ 18	
		PF Value to Hero	**$ 35**	**$ 37**	**$ 41**	**$ 44**	$ 30
		PF Premium to Hero Standalone	15 %	23 %	34 %	44 %	
	High	PF CombineCo Value	$ 32	$ 32	$ 31	$ 31	
		PF Value to Hero	**$ 59**	**$ 63**	**$ 69**	**$ 74**	$ 46
		PF Premium to Hero Standalone	28 %	38 %	50 %	61 %	

Source: Hero projections, Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017.
Note: Goldman Sachs ("GS") Present Value of Future Stock Price Hero standalone range based on 7.5–9.5x 1-yr fwd EV/EBITDA and 10.0% cost of equity; Present Value of Future Stock Price CombineCo range based on 7.0–8.5x 1-yr fwd EV/EBITDA and 11.5% cost of equity. GS DCF Hero standalone and CombineCo range based on 1.5-2.5% PGR and 8.0-10.0% WACC. Centerview ("CVP") DCF Hero standalone range based on 1.0-3.0% PGR and 9.5-10.5% WACC. CVP CombineCo range based on 1.0-3.0% PGR and 9.0%-10.0% WACC. Combination analysis includes $125mm of run-rate synergies and $63mm of one-off implementation costs per management guidance.

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4 *Pro Forma Value Creation*

Analysis at Various Prices – Queen

Pro Forma Value per Share | Assumes $125mm Run-Rate Synergies

Exchange Ratio			**1.85 x**	**2.00 x**	**2.20 x**	**2.40 x**	
Implied Hero Economic O/S - Non-Queen Shareholders			12 %	13 %	14 %	15 %	
Implied Headline Offer Price			**$ 34.65**	**$ 37.50**	**$ 41.25**	**$ 45.00**	
Premium to Current Share Price			*0 %*	*8 %*	*19 %*	*30 %*	
							Queen Standalone Value
PVFSP - GS	**Low**	**PF CombineCo Value**	**$ 20**	**$ 20**	**$ 19**	**$ 19**	**$ 19**
		PF Premium to Queen Standalone	5 %	4 %	2 %	1 %	
	High	**PF CombineCo Value**	**$ 31**	**$ 31**	**$ 31**	**$ 30**	**$ 30**
		PF Premium to Queen Standalone	4 %	3 %	2 %	0 %	
DCF - GS	**Low**	**PF CombineCo Value**	**$ 22**	**$ 22**	**$ 22**	**$ 21**	**$ 21**
		PF Premium to Queen Standalone	4 %	3 %	2 %	0 %	
	High	**PF CombineCo Value**	**$ 39**	**$ 38**	**$ 38**	**$ 37**	**$ 37**
		PF Premium to Queen Standalone	5 %	4 %	3 %	2 %	
DCF - CVP	**Low**	**PF CombineCo Value**	**$ 19**	**$ 19**	**$ 18**	**$ 18**	**$ 18**
		PF Premium to Queen Standalone	6 %	5 %	4 %	3 %	
	High	**PF CombineCo Value**	**$ 32**	**$ 32**	**$ 31**	**$ 31**	**$ 30**
		PF Premium to Queen Standalone	7 %	6 %	5 %	4 %	

Source: Hero projections, Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017.
Note: Goldman Sachs Present Value of Future Stock Price Queen standalone and CombineCo range based on 7.0–8.5x 1-yr fwd EV/EBITDA and 11.5% cost of equity. GS DCF Queen standalone and CombineCo range based on 1.5-2.5% PGR and 8.0-10.0% WACC. CVP DCF Queen standalone and CombineCo range based on 1.0-3.0% PGR and 9.0-10.0% WACC. Combination analysis includes $125mm of run-rate synergies and $63mm of one-off implementation costs per management guidance.

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Queen’s Perspective Queen May Have A Different Perspective on the Combination Analysis suggests less value creation to Queen than to Hero from transaction; Queen may have other considerations or different perspective on financials Cost synergies: Queen management may have a more aggressive view than Hero Management on potential cost take-outs Revenue synergies: Queen management may have conviction around revenue synergies that haven’t been explicitly estimated by Hero management Deleveraging: modestly better leverage profile post-transaction could allow Queen to increase capital returns through additional share repurchases More Aggressive View of Potential Synergies? Analysis herein is based on a Queen standalone plan derived from Wall Street broker expectations If Queen management has a significantly different view of its standalone operating potential, value creation may look substantially different A more negative view of Queen’s outlook would imply significantly more value creation to Queen from a combination with Hero View on Queen Business Prospects Queen may see other structural benefits from a combination, e.g.: —Tax considerations —Opportunity to simplify tracking stock structure —Others? Other Structural Considerations 50

5 Queen's Perspective

Illustrative DCF for Standalone Queen vs. Combined Co.

Reflects an illustrative 2x exchange ratio in combination at various synergy levels
Centerview Perspective

Standalone Queen

Value Per Share

Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%
9.00%	$21.54	$25.05	$29.73
9.50%	19.59	22.69	26.66
10.00%	17.80	20.62	24.03

Implied LTM EBITDA Exit Multiple(1)

Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%
9.00%	7.0x	8.1x	9.5x
9.50%	6.6x	7.6x	8.8x
10.00%	6.3x	7.1x	8.2x

Combined Company

Queen Pro Forma Value per Share — $125mm Synergies

Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%
9.00%	$22.69	$26.49	$31.56
9.50%	20.64	23.94	28.24
10.00%	18.72	21.70	25.39

Queen Pro Forma Value per Share — $300mm Synergies

Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%
9.00%	$24.88	$28.95	$34.38
9.50%	22.70	26.22	30.82
10.00%	20.76	23.83	27.78

Source: Hero Management, Wall Street research, and Factset as of February 3, 2017.
Note: Dollars in millions, unless otherwise noted. Assumes mid-year discounting convention. Balance sheet information as of December 31, 2016. For illustrative purposes, assumes run-rate synergies phased in 0% in 2017E, 50% in 2018E, 100% thereafter. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 40% in 2017E and 60% in 2018E.
(1) Based on comparable EBITDA, which is calculated after deduction of stock-based compensation expense.

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Queen’s Perspective Combination Potentially More Attractive to Queen if Its Management Has More Negative View of Standalone Plan Illustrative analysis based on 2x Exchange Ratio and $125m run-rate synergies Incremental Combination Value Creation in Illustrative Queen Sensitivity Cases Base Case Scenario Queen Revenue Sensitivity ’16A – ’21E CAGR Queen Margin Sensitivity ‘21E EBITDA Margin Delta to Consensus Queen Consensus 4.5% CAGR from ’16A-’21E 2021E Adj. EBITDA Margin of 20.0% 2.5% CAGR 0.0% CAGR (100bps) (200bps) Pro Forma 2020E Value Impact Value per Share vs. Standalone Hero 2020E Illustrative Pro Forma Future Value Per Share $87.12 +47.8% (11.4pp) (27.1pp) (6.3pp) (14.7pp) Queen 2020E Illustrative Pro Forma Future Share Price $43.56 +3.8% +1.7pp +4.5pp +0.9pp +2.2pp Source: Hero Management, Wall Street research, and Factset as of February 3, 2017. Note:Future share price assumes constant Blended EV / NTM EBITDA multiple of 7.7x applied to fully-synergized NTM comparable EBITDA. For illustrative purposes, assumes run-rate synergies phased in 0% in 2017E, 50% in 2018E, 100% thereafter. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 40% in 2017E and 60% in 2018E. 52

Other Considerations Other Structural Considerations Comparison of Structural Alternatives Hero is Acquired for Asset-Based Queen Stock Lion Ventures Split-Off Queen Acquires Hero for Tracking Stock + Conversion Acquisition Followed by Lion Ventures Split-Off — Lion Interactive (Interactive) transfers all Lion Ventures (Ventures) assets and liabilities (including allocated debt) to subsidiary (Ventures SplitCo) — Hero is acquired using Queen tracking stock — At some point following the acquisition, but pursuant to a preannounced plan, all the Ventures assets and liabilities are transferred to a new subsidiary (Ventures Splitco) — Interactive redeems all Ventures tracking stock in exchange for all the stock of Ventures SplitCo, leaving Queen as the only outstanding stock of Interactive — Ventures tracking stock is redeemed in exchange for Ventures Splitco stock, leaving Queen as an asset-based stock — Hero is acquired using Queen stock (which is no longer a tracking stock) Result is Hero shareholders receive Queen tracking stock which subsequently becomes asset-based stock Acquisition Followed by Queen Split-Off — Queen Split-Merger — Interactive transfers all Queen Group assets and liabilities (including allocated debt) to subsidiary (Queen SplitCo) — Hero is acquired using Queen tracking stock Interactive redeems all Queen tracking stock in exchange for all the stock of Queen SplitCo which is now an asset-based stock — At some point following the acquisition, but pursuant to a preannounced plan, all the Queen assets and liabilities, including 100% of Hero, are transferred to a new subsidiary (Queen Splitco) — — Queen SplitCo immediately acquires the Hero public in exchange for Queen stock — Queen tracking stock is redeemed in exchange for Queen Splitco stock, converting Queen into an asset-based stock — Result is Hero shareholders receive Queen tracking stock which subsequently becomes an asset-based stock 53

Other Considerations Other Structural Considerations Tracking Stock Acquisition Followed by Spin-Off Illustrative Schematics Step #1: Hero Public Acquired for Queen Tracking Stock Step #2: Split-Off of Asset-Stock Interim Result End Result Ventures Public Queen Public Hero Public Queen Public Hero Public Ventures Public Queen Tracking Stock Hero Public Queen Tracking Stock Queen Asset-Stock Hero Public Hero Shares Interactive Queen Tracking Stock 38% 62% Queen Public Ventures Assets Ventures Assets Key Considerations Associated With Two Step Transaction Value Proposition to Hero shareholders: unclear if tracking stock status of Queen causes it to trade at discount, but any discount likely to be modest — If there is commitment to convert Queen from tracking stock to asset-based stock in short time frame, this should further mitigate any discount Timing: may be faster to close acquisition using Queen tracking stock than if Lion is required to convert Queen to asset-based stock prior to acquisition Ability of Hero Shareholders to Own Tracking Stock: very few (if any) Hero investors are likely to be precluded from owning tracking stock so using tracking stock as acquisition currency should not meaningfully increase selling pressure Governance of Queen as asset-based stock: who would be CEO and what would be composition of Board of Queen once it became an asset-based stock Understanding Any Potential Roadblocks to Creating Queen asset-based stock — — — — Any material tax-free spin-off concerns? Confirm Ventures would not be an investment company under 1940 Act if it becomes asset based stock Allocation of existing Lion Interactive debt and impact of spin-off on debt covenants Tax or other potential dis-synergies? 54 Hero Queen Hero Lion Lion Interactive Lion Interactive (Ventures) Queen Hero Lion Interactive

VII.Preliminary Evaluation of Potential Strategic Alternatives

Spectrum of Potential Strategic Alternatives for Hero Illustrative “Menu of Options” for Hero Make Hero an Independent Company Status Quo With Plan Enhancements Status Quo Break-up of Hero Sale of Hero Maintain control of Hero, although Queen continues to own a 38% stake Benefit from the value creation from Hero’s standalone plan Maintain control of Hero, although Queen continues to own a 38% stake Benefit from the value creation from Hero’s standalone plan supplemented with plan enhancements such as capital structure moves or acquisitions Separate Cornerstone from Hero, likely through a sale of Cornerstone Hero to become independent from Queen with broad shareholder base Possibly achieved through: — Offer to buy Queen’s 38% stake in Hero — Queen spin-off of Hero stake — Cash rich split-off Sale of Hero to Queen or interested third party Process options include: — One-on-one negotiations with Queen — Post-signing process through a go-shop provision after signing a deal with Queen — Pre-signing process allowing interested third parties to participate 56

Status Quo With Plan Enhancements Illustrative Pro Forma Levered Dividend | Hero Projections ($ in millions, except for per share data) Pro Forma Leverage 2.5 x 3.0 x 3.5 x 4.0 x 2017E Net Income $ 140 $ 140 $ 140 $ 140 Weighted Average Shares Outstanding 53.4 53.4 53.4 53.4 2016A Status Quo Leverage 1.8 x 1.8 x 1.8 x 1.8 x Illustrative Moody’s Credit Ratings: 2016A Post-Dividend Leverage 2.5 x 3.0 x 3.5 x 4.0 x Ba1: < 3.25x Ba2: 3.25-3.75x Ba3: 3.75-4.5x B1: 4.5-5.0x B2: 5.0-6.0x Size of Dividend $ 185 $ 325 $ 465 $ 605 Incremental Interest Expense (Pre-Tax) $ 12 $ 21 $ 30 $ 39 2017E Pro Forma Net Income $ 132 $ 127 $ 121 $ 115 57 Source: Company filings, Hero projections, Note:Share repurchases financed entirely with debt. Issued at a 6.5% interest rate. Assumes special dividend issued at the end of 2016, and interest expense burdens full-year 2017. Levered Dividend Standalone Earnings Per Share$ 2.48$ 2.37$ 2.26$ 2.16 Dividend Per Share$ 3.54$ 6.22$ 8.90$ 11.58 Earnings Per Share$ 2.62$ 2.62$ 2.62$ 2.62

Status Quo With Plan Enhancements Potential M&A Targets Potential Bolt-On Acquisition Targets for Hero Online Retailers TV Shopping Home-Related TV Programming(1) Continued shift of consolidated sales mix from phone-based to online sales Leverage existing TV platform and expertise across a larger base Leverage existing TV platform and expertise multiple channels Leverage of logistics and fulfillment capabilities across a larger base Margin upside through economies of scale Content-based support of TV/online shopping experience across platforms Potentially incremental growth through international exposure Cross-selling between platforms to drive combined revenue Margin upside through economies of scale in network costs and production Cross-selling between platforms to drive combined revenue Focus likely on profitable targets with established platform but moderate growth and size to keep acquisition price and multiple affordable However, incremental exposure to TV-triggered sales 58 (1) Both targets listed, Cooking Channel and HGTV, are currently owned by Scripps Networks Interactive Illustrative Targets

Break-Up of Hero Illustrative Sale of Cornerstone at Various Prices | Hero Projections ($ in millions, except for per share data) EBITDA4 Implied Cornerstone Enterprise Value¹ $ 41 $ 203 $ 223 $ 244 $ 264 $ 284 $ 305 Implied Tax Leakage² - - - - - - Implied Post-Tax Proceeds per Share $ 3.80 $ 4.18 $ 4.56 $ 4.94 $ 5.32 $ 5.70 Implied Hero RemainCo EV/207E EBITDA (post-SBC)³ 8.9 x 8.8 x 8.7 x 8.6 x 8.6 x 8.5 x Current 8.3 x 0.6 x 0.5 x 0.4 x 0.3 x 0.2 x 0.2 x Breakeven for Shareholders Selected Company Medians Specialty Retail Department / Mass Home Stores Cornerstone EV/EBITDA (post-SBC) EBITDA 2016A $ 41 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 7.5 x 5.6 x 6.5 x 6.1 x 2017E $ 37 5.4 6.0 6.5 7.1 7.6 8.2 6.5 6.1 6.0 Source: Company filings, Hero projections, Bloomberg, Factset as of February 3, 2017 Note: Selected company medians adjusted for comps with a similar growth profile to Cornerstone. Specialty Retail includes Best Buy, Fossil and GNC; Home Retail includes Bed Bath & Beyond, Ethan Allen, Pier 1 and Williams-Sonoma; Department Stores / Mass includes Dillards, Nordstrom, Kohls, Macy’s, Target and Wal-Mart. Implied enterprise value calculated based on $36mm in LTM 2016A EBITDA after deduction of stock-based compensation. Assumes tax basis of $723mm as per Hero management. 2017E EBITDA for Hero of $285.5mm. Pro Forma 2017E Hero RemainCo EBITDA of $238.4mm. Includes dis-synergies of approx. $10mm (assumed to be 3% of Cornerstone 2016A operating expenses). Cornerstone EBITDA pro forma for sale of Chasing Fireflies and TravelSmith. 2016A EBITDA of $40.6mm and 2017E EBITDA of $37.3mm, both calculated after stock-based compensation. (1) (2) (3) 59 (4) Required EBITDA Multiple Expansion on Hero RemainCo to Implied Post-Tax Proceeds $ 203 $ 223 $ 244 $ 264 $ 284 $ 305 Illustrative Cornerstone Acquisition EV/LTM EBITDA Multiple 5.0 x 5.5 x 6.0 x 6.5 x 7.0 x 7.5 x

3 Make Hero an Independent Company

Potential Tax-Efficient Exit Alternatives for Lion/Queen

	I Cash-Rich Split-Off	IIa Hero Holding Company Spin-Off	IIb Hero RMT (Spin-Off and Collapse)
Description	■ Hero contributes Cornerstone plus cash to a new subsidiary (SplitCo) ■ Hero repurchases the Hero shares held by Queen in exchange for 100% of SplitCo	■ Queen contributes 38% Hero stake to a new subsidiary (SpinCo) along with a small active business ■ Queen distributes SpinCo to Queen shareholders ■ Spinco and Hero remain separate publicly traded companies	■ Queen contributes 38% Hero stake and small active business to SpinCo ■ Queen distributes SpinCo to Queen shareholders ■ SpinCo immediately merges with Hero and Hero shareholder receive <50% of "MergeCo" stock and cash ■ Queen shareholders own >50% of MergeCo
Potential Benefits	✓ Queen receives cash and Cornerstone for its Hero shares on tax-free basis ✓ Hero able to divest Cornerstone tax-free ✓ Hero becomes independent public company	✓ Hero becomes independent from Queen ✓ Hero can sell Cornerstone to optimal buyer (or retain) ✓ Tax-free to Queen and Queen shareholders ✓ Potential for SpinCo and Hero to merge after waiting period	✓ Tax-free to Queen and Queen shareholders ✓ Only one Hero security trades publicly; Hero is an independent public company ✓ Hero shareholders receive cash and ~50% of new independent Hero
Key Considerations	✗ Queen (and Lion) interest in Cornerstone ✗ Complexity of negotiation with Queen (and Lion) ✗ Business (i.e., Cornerstone) must be at least 1/3rd of value of Splitco	✗ Willingness of Queen to exit Hero at no premium ✗ Two Hero securities trade publicly (Hero and SpinCo) ✗ SpinCo needs active business (5%+ of value) to satisfy new tax-free spin-off rules	✗ Complexity of negotiation with Queen (and Lion) ✗ Capital structure impact of increased leverage at Hero to fund cash payment to Hero shareholders ✗ Willingness of Queen to exit at no premium

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4 Sale of Hero

Potential Buyer Universe

($ in billions)

E-Commerce

Company	Key Statistics	Recent Transactions
amazon	▪ MCap : $386.5 ▪ EV: $368.2 ▪ Leverage:(1.5)x ▪ Cash: $19.3 ▪ 17E EV/EBITDA: 19.0x	▪ Acquired Safaba Translation Solutions in Sep-2015for undisclosed amount ▪ Acquired Zappos for $1.2bn in Nov-2009
verizon / YAHOO!	▪ MCap : $198.0 ▪ EV: $304.7 ▪ Leverage: 2.4x ▪ Cash: $2.9 ▪ 17E EV/EBITDA: 6.7x	▪ Acquired Yahoo for $4.8bn in Jul-2016 ▪ Acquired Polyvore for $160mm in Jul-2015
ebay	▪ MCap : $37.7 ▪ EV: $38.3 ▪ LTM Leverage: 0.6x ▪ Cash: $1.8 ▪ 17E EV/EBITDA: 12.2x	▪ Sold Radial to for $925mm in Jul-2015
Queen	▪ MCap : $8.8 ▪ EV: $14.8 ▪ LTM Leverage: 3.3x ▪ Cash: $0.3 ▪ 17E EV/EBITDA: 7.6x	▪ Acquired zulily for $2.5bn in Aug-2015

Chinese E-Commerce

Company	Key Statistics	Recent Transactions
Alibaba.com	▪ MCap : $251.0 ▪ EV: $249.7 ▪ Leverage: (1.0)x ▪ Cash: $19.3 ▪ 17E EV/EBITDA: 19.3x	▪ Acquired Weibo for $135mm in Sep-2016 ▪ Acquired Beijing Zhuoyi Xunchang Technology for $200mn in Jul-2016
Bai du 百度	▪ MCap : $60.8 ▪ EV: $55.7 ▪ Leverage: (2.1)x ▪ Cash: $1.7 ▪ 17E EV/EBITDA: 19.2x	▪ Sold UberChina stake in Aug-2016 for undisclosed amount ▪ Sold Baidu Music for undisclosed amount in Dec-2015
JD 京东 .COM	▪ MCap : $40.2 ▪ EV: $39.3 ▪ LTM Leverage: 50.6x ▪ Cash: $3.7 ▪ 17E EV/EBITDA: 41.1x	▪ Acquired Niuhai E-commerce for $2.9bn in Jul-2016 ▪ Acquired HotelVP in Jan-2014 for undisclosed amount
VIP 唯品会 VIPSHOP.COM	▪ MCap : $6.7 ▪ EV: $6.6 ▪ Leverage: (0.2)x ▪ Cash: $0.7 ▪ 17E EV/EBITDA: 10.3x	▪ Acquired Ovation Entertainment for $56mn in Feb-2014 ▪ Acquired Lefeng.com for $133mn in Feb-2014

Department Stores

Company	Key Statistics	Recent Transactions
macy's	▪ MCap : $10.0 ▪ EV: $17.2 ▪ Leverage: 2.3x ▪ Cash: $0.5 ▪ 17E EV/EBITDA: 6.0x	▪ Acquired Bluemercury for $210mm in Feb-2015
KOHL'S	▪ MCap : $7.2 ▪ EV: $11.2 ▪ Leverage: 1.7x ▪ Cash: $0.6 ▪ 17E EV/EBITDA: 5.0x	▪ No recent M&A activities
NORDSTROM	▪ MCap : $7.7 ▪ EV: $10.0 ▪ Leverage: 1.4x ▪ Cash: $0.5 ▪ 17E EV/EBITDA: 6.0x	▪ Acquired Trunk Club for $350mm in Jul-2014 ▪ Acquired HauteLook for $270mm in feb-2011
jcpenney	▪ MCap : $2.1 ▪ EV: $6.7 ▪ Leverage: 6.3x ▪ Cash: $0.2 ▪ 17E EV/EBITDA: 6.0x	▪ Sold home office building in Plano for $353mn in Aug-2016 ▪ Acquired Liz Claiborne for $268mn in Oct-2011
HBC	▪ MCap : $1.5 ▪ EV: $4.9 ▪ Leverage: 8.5x ▪ Cash: $0.1 ▪ 17E EV/EBITDA: 8.3x	▪ Acquired Gilt Groupe for $250mm in Jan-2016 ▪ Acquired GALERIA Kaufhof GmbH for $2.7bn in Jun-2015 ▪ Acquired Saks for $2.9bn in Jul-2013
Dillard's	▪ MCap : $1.9 ▪ EV: $2.7 ▪ Leverage: 1.3x ▪ Cash: $0.1 ▪ 17E EV/EBITDA: 4.6x	▪ No recent meaningful M&A activities
Neiman Marcus	▪ Total Debt: $4.8 ▪ Cash: $0.4	▪ Acquired mytheresa.com GmbH for $194mm in Sep-2014

Hard Goods Companies

Company	Key Statistics	Recent Transactions
Walmart	▪ MCap : $204.9 ▪ EV: $254.1 ▪ Leverage: 1.4x ▪ Cash: $5.9 ▪ 17E EV/EBITDA: 7.8x	▪ Walmart acquired Jet.com for $3.3bn in Aug-2016 ▪ Walmart Mexico sold Suburbia to El Puerto de Liverpool for $849mm in Aug-2016
TARGET	▪ MCap : $36.4 ▪ EV: $48.0 ▪ Leverage: 1.6x ▪ Cash: $1.2 ▪ 17E EV/EBITDA: 6.5x	▪ Sold pharmacy and clinic businesses to CVS Pharmacy for $1.9bn in Jun-2015
BED BATH & BEYOND	▪ MCap : $6.1 ▪ EV: $7.0 ▪ Leverage: 0.7x ▪ Cash: $0.5 ▪ 17E EV/EBITDA: 5.0x	▪ Acquired PersonalizationMall.com for $190mm in Nov-2016 ▪ Acquired One Kings Lane in Jun-2016
WILLIAMS SONOMA	▪ MCap : $4.3 ▪ EV: $4.3 ▪ Leverage: 0.1x ▪ Cash: $0.1 ▪ 17E EV/EBITDA: 6.3x	▪ Sold credit card portfolio to Alliance Data Systems Corporation in Sep-2016
Pier 1 imports	▪ MCap : $0.6 ▪ EV: $0.7 ▪ Leverage: 1.3x ▪ Cash: $0.0 ▪ 17E EV/EBITDA: 5.9x	▪ No recent M&A activities

Financial Sponsor / Quasi Strategic Buyer

Company	Key Statistics	Recent Transactions
Blackstone	▪ Dry Powder: $27.5	▪ Bought Ideal Shopping Direct in Sep-2015for undisclosed amount

Cornerstone Buyers

- JC Penney
- Land's End
- Otto
- Capmark
- Financial sponsors

Source: Capital IQ as of February 3, 2017, Press Releases, News Articles.
Note: LTM Leverage is calculated as LTM Net Debt/LTM EBITDA.

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VIII. Process Considerations and Potential Next Steps

Key Next Steps and Potential Communication with Queen If Committee Decides to Focus on Standalone… Committee to message to Lion that the Company is focused on executing its long-term plan in the near-term Must consider ways Lion may respond – how might pressure be applied? If Committee Decides to Engage Further… Committee to reach out to Lion and indicate that preliminary work with advisors is completed and convey a willingness to listen Potential Next Communication with Queen Depending on proposal, may be early opportunity to use process leverage and extract concessions as a “price of admission” for further engagement Potentially convey inadequacy of current proposal against strength of the standalone plan Upon improved proposal, setup and control process that maintains/maximizes Hero leverage Formulate diligence / engagement plan that highlights Queen’s need for the asset Understand their assumptions and articulate other sources of value (e.g., dissipating headwinds, synergies, margin opportunities) Conduct thorough diligence on Queen to more fully evaluate proposal Potential Response to Formal Proposal and Engagement Primary leverage comes from the “walk away” option Additional leverage may come from either the threat of engaging with potentially interested 3rd parties or actually running a broader auction process (pre-signing market check) If Queen improves its proposal enough, Committee may move forward with deal and structure a go-shop process to explore higher value alternatives potentially with a “drag along” agreement with Queen (post-signing market check) Maximize Competitive Tension 63

Appendix

Hero Projections Summary

Projections imply 8.1% Adjusted EBITDA CAGR and 8.8% EPS CAGR from 2016A-2021E

	Historical			Projections					'14-'16A	'16A-'21E
	2014A	2015A	2016A	2017P	2018E	2019E	2020E	2021E	CAGR	CAGR
HSN Revenue	$2,476	$2,542	$2,475	$2,549	$2,626	$2,704	$2,785	$2,869	*(0.0%)*	*3.0%*
Cornerstone Revenue	1,114	1,151	1,095	1,089	1,162	1,243	1,316	1,390	*(0.9%)*	*4.9%*
(Less): Eliminations	(2)	(2)	(2)	(1)	(1)	(1)	(1)	(1)		
Total Revenue	**$3,588**	**$3,691**	**$3,567**	**$3,637**	**$3,786**	**$3,946**	**$4,100**	**$4,257**	*(0.3%)*	*3.6%*
YoY Growth		*2.9%*	*(3.3%)*	*1.9%*	*4.1%*	*4.2%*	*3.9%*	*3.8%*		
Gross Profit	**$1,273**	**$1,315**	**$1,217**	**$1,251**	**$1,316**	**$1,383**	**$1,447**	**$1,513**	*(2.2%)*	*4.5%*
% Margin	*35.5%*	*35.6%*	*34.1%*	*34.4%*	*34.8%*	*35.0%*	*35.3%*	*35.5%*		
(Less): Operating Expenses	($931)	($957)	($918)	($944)	($970)	($1,006)	($1,039)	($1,072)		
% of Sales	*25.9%*	*25.9%*	*25.7%*	*26.0%*	*25.6%*	*25.5%*	*25.3%*	*25.2%*		
Adjusted EBITDA[1]	**$342**	**$357**	**$299**	**$307**	**$346**	**$377**	**$408**	**$441**	*(6.5%)*	*8.1%*
% Margin	*9.5%*	*9.7%*	*8.4%*	*8.4%*	*9.1%*	*9.5%*	*9.9%*	*10.4%*		
(Less): D&A / FA Sale	(44)	(44)	(43)	(47)	(49)	(52)	(56)	(59)		
(Less): SBC	(16)	(18)	(19)	(21)	(22)	(22)	(23)	(24)		
(Less): Adjustments	2	(11)	(31)	–	–	–	–	–		
Reported EBIT	**$285**	**$284**	**$206**	**$238**	**$275**	**$302**	**$329**	**$358**	*(15.0%)*	*11.7%*
(Less): Net Interest	(7)	(15)	(16)	(15)	(16)	(17)	(17)	(17)		
Pre-Tax Income	$278	$269	$190	$224	$259	$286	$312	$341		
(Less): Taxes	(105)	(100)	(71)	(84)	(97)	(107)	(117)	(128)		
Net Income	$173	$169	$119	$140	$162	$178	$195	$213		
Plus: Adjustments	0	6	20	–	–	–	–	–		
Adjusted Net Income	**$173**	**$176**	**$138**	**$140**	**$162**	**$178**	**$195**	**$213**	*(10.6%)*	*9.0%*
Adjusted EPS	**$3.23**	**$3.28**	**$2.62**	**$2.62**	**$3.03**	**$3.34**	**$3.65**	**$3.99**	*(9.9%)*	*8.8%*
YoY Growth		*1.7%*	*(20.3%)*	*0.1%*	*15.7%*	*10.3%*	*9.4%*	*9.1%*		
Memo:										
Diluted Shares	53.6	53.5	52.9	53.4	53.4	53.4	53.4	53.4		
Tax Rate	37.7%	37.1%	37.4%	37.5%	37.5%	37.5%	37.5%	37.5%		
Comparable EBITDA[2]	$327	$339	$280	$286	$324	$354	$385	$417	(7.4%)	8.3%

Source: Hero Management.
(1) Adjusted EBITDA is before deduction of stock based compensation expense.
(2) Comparable EBITDA is after deduction of stock-based compensation expense.

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Illustrative Hero Discounted Cash Flow Analysis

Reflects Hero Management Case
Centerview Perspective

Hero Standalone Unlevered Free Cash Flows

	Fiscal Year Ending December 31,					
	2016A	2017E	2018E	2019E	2020E	2021E
Adjusted EBITDA	**$299**	**$307**	**$346**	**$377**	**$408**	**$441**
(Less): Stock-Based Compensation	(19)	(21)	(22)	(22)	(23)	(24)
Comparable EBITDA[1]	**$280**	**$286**	**$324**	**$354**	**$385**	**$417**
(Less): D&A	(43)	(47)	(48)	(51)	(55)	(58)
(Less): Loss on Sale of FA	(0)	(1)	(1)	(1)	(1)	(1)
Adjusted EBIT	**$237**	**$238**	**$275**	**$302**	**$329**	**$358**
(Less): Taxes		(89)	(103)	(113)	(123)	(134)
Plus: D&A		47	48	51	55	58
(Less): Δ in Net Working Capital		(19)	(18)	(16)	(14)	(17)
(Less): Capital Expenditures		(59)	(82)	(84)	(80)	(73)
Plus: Loss on Sale of FA		1	1	1	1	1
Unlevered Free Cash Flow		**$118**	**$122**	**$141**	**$168**	**$193**
YoY Growth			*3%*	*16%*	*19%*	*15%*

	Enterprise Value ($bn)			Implied LTM Exit Multiple			Value per Share ($)		
	Perpetuity Growth Rate			Perpetuity Growth Rate			Perpetuity Growth Rate		
Discount Rate	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%
9.50%	$2.3	$2.6	$2.9	6.5x	7.5x	8.7x	$35.15	$39.79	$45.83
10.00%	2.2	2.4	2.7	6.2x	7.0x	8.1x	32.61	36.67	41.86
10.50%	2.1	2.2	2.5	5.9x	6.6x	7.6x	30.34	33.91	38.42

Source: Hero Management, Wall Street research, and Factset as of February 3, 2017.
Note: Dollars in millions, unless otherwise noted. Assumes mid-year discounting convention. Balance sheet information as of December 31, 2016.
(1) Comparable EBITDA is calculated after deduction of stock-based compensation expense .

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Illustrative Discounted Cash Flow Analysis

Projected Unlevered Free Cash Flow & Terminal Value
Goldman Sachs Perspective

($ in millions, except for per share data)

	Historical			Management Projections					Terminal Year
	2014A	2015A	2016A	2017E	2018E	2019E	2020E	2021E	
Revenue	$ 3,588	$ 3,691	$ 3,567	$ 3,637	$ 3,786	$ 3,946	$ 4,100	$ 4,257	$ 4,343
% Growth	-	*2.9 %*	*(3.3)%*	*1.9 %*	*4.1 %*	*4.2 %*	*3.9 %*	*3.8 %*	*2.0 %*
Adj. EBITDA (pre-SBC)	**$ 347**	**$ 357**	**$ 299**	**$ 307**	**$ 346**	**$ 377**	**$ 408**	**$ 441**	**$ 449**
% Margin	*9.7 %*	*9.7 %*	*8.4 %*	*8.4 %*	*9.1 %*	*9.5 %*	*9.9 %*	*10.4 %*	*10.4 %*
Stock-Based Compensation	$ 16	$ 18	$ 19	$ 21	$ 22	$ 22	$ 23	$ 24	$ 24
Adj. EBITDA (post-SBC)	**$ 332**	**$ 339**	**$ 280**	**$ 286**	**$ 324**	**$ 354**	**$ 385**	**$ 417**	**$ 425**
% Margin	*9.2 %*	*9.2 %*	*7.8 %*	*7.9 %*	*8.6 %*	*9.0 %*	*9.4 %*	*9.8 %*	*9.8 %*
Depreciation & Amortization	$ 44	$ 43	$ 43	$ 47	$ 48	$ 51	$ 55	$ 58	$ 59
Other Expenses[1]	(2)	12	31	1	1	1	1	1	-
EBIT[2]	**$ 290**	**$ 284**	**$ 206**	**$ 238**	**$ 275**	**$ 302**	**$ 329**	**$ 358**	**$ 366**
% Margin	*8.1 %*	*7.7 %*	*5.8 %*	*6.6 %*	*7.3 %*	*7.7 %*	*8.0 %*	*8.4 %*	*8.4 %*
Less: Adjusted Tax Expense (37.5%)				$ 89	$ 103	$ 113	$ 123	$ 134	$ 137
Plus: Depreciaton & Amortization				47	48	51	55	58	59
Less: Capital Expenditures				59	82	84	80	73	66
Less: Increase in NWC				19	18	16	14	17	7
Plus: Other Non-Cash Items				1	1	1	1	1	-
Unlevered Free Cash Flow				**$ 118**	**$ 122**	**$ 141**	**$ 168**	**$ 193**	**$ 216**
% of EBITDA				*38.5 %*	*35.2 %*	*37.5 %*	*41.1 %*	*43.8 %*	*48.0 %*

Illustrative Terminal Value	
Assumed Perpetuity Growth Rate	2.0 %
Illustrative WACC	9.0 %
Terminal FCF	$ 216
Terminal Value at Exit	$ 3,081
Implied Terminal Value LTM EBITDA Multiple	*7.2 x*
Present Value of Terminval Value	$ 2,090
Total DCF Value	**$ 2,679**
Terminal Value % of Total Value	*78.0 %*
(-) Net Financial Debt	$ 472
Equity Value	$ 2,207
Shares Outstanding (mm)	53.47
Illustrative Implied Equity Value per Share	**$ 41.27**

Source: Hero Historical Financials and Projections.

Note: Cash flows discounted to 01-Jan-2017 using mid-year convention for cash flows. Share price based on diluted shares outstanding. Implied EBITDA multiples based on adjusted EBITDA (post-SBC).

(1) Includes loss on sale of FA.

(2) Does burden EBIT with stock-based compensation expense.

67

Goldman Sachs
CENTERVIEW PARTNERS

Illustrative Discounted Cash Flow Implied Value Per Share of Hero Goldman Sachs Perspectives Sensitivities ($ in millions, except for per share data) Enterprise Value Value per Share 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0 % Implied Exit LTM EBITDA Multiple(1) % of EV from Terminal Value 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0% 68 Source: Hero Projections. Note:Free cash flow discounted to 01-Jan-2017 using mid-year convention for cash flows. Terminal value calculated as of 2021E. (1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC). 7.9 x 8.5 x 9.1 x 6.9 x 7.2 x 7.7 x 6.1 x 6.3 x 6.7 x WACC 79.7% 80.8% 82.0% 77.0% 78.0% 79.1% 74.4% 75.3% 76.3 % WACC Perpetuity Growth Rate Perpetuity Growth Rate $ 46.70 $ 49.81 $ 53.48 $ 39.05 $ 41.27 $ 43.82 $ 33.17 $ 34.78 $ 36.61 WACC $ 2,973 $ 3,145 $ 3,348 $ 2,560 $ 2,679 $ 2,817 $ 2,244 $ 2,330 $ 2,428 WACC Perpetuity Growth Rate Perpetuity Growth Rate

Select Transaction Multiples

- Specialty Retail
- Home Stores
- Department / Mass

Date	Target	Acquiror	TEV	EV / LTM EBITDA
Feb-14	Zale Corporation	Signet Jewelers	$1,174	15.6x
May-12	Cost Plus	Bed Bath & Beyond	682	12.7x
Feb-13	Office Max	Office Depot	1,789	12.2x
Feb-16	Rona	Lowe's	2,285	12.1x
Oct-16	Cabela's	Bass Pro Shop	5,649	11.8x
May-12	Charming Shoppes	Ascena Retail Group	828	9.9x
Jul-13	Saks	Hudson's Bay	2,614	9.8x
Sep-13	Neiman Marcus	CPP / Ares	6,000	9.4x
Nov-15	Petco	CVC, CPP	4,600	9.4x
Dec-14	PetSmart	BC Partners; GIC, Others	8,702	9.1x
May-15	ANN Inc.	Ascena Retail Group	2,072	8.6x
Dec-13	Nine West	Sycamore Partners	2,154	8.0x
Dec-10	Jo-Ann Stores	Leonard Green & Partners, L.P	1,529	7.2x
Nov-12	Oriental Trading Co	Berkshire Hathaway	500	7.1x
Aug-15	Belk	Sycamore	2,867	6.9x
Nov-12	The Brick	Leon's Furniture	784	6.8x
Sep-14	Bluestem Brands	Capmark Financial Group	565	6.3x

25th Percentile	**7.2x**
Median	**9.4x**
75th Percentile	**11.8x**

Source: Company filings, Wall Street research.
Note: Based on select retail transactions with TEV above $0.5bn since 1/1/2010. Excludes transactions where public information to calculate EV / LTM EBITDA is unavailable: Perry Corp / Barney's New York, AEA Investors / At Home Group, Avon / Silpada Designs, Bain Capital / Bob's Discount Furniture, Berkshire Hathaway / Oriental Trading Co., Wal-Mart / Jet.com, Hudson's Bay / Gilt Groupe, Investor Group / eBay Enterprise , Ahold / Bol.com, Naspers Limited / Markafoni, Amazon.com / Quidsj, Rakuten / Price Minister.

Goldman Sachs
69
CENTERVIEW PARTNERS

Acquisition Premia for U.S. Precedent Transactions Last 5 Year Date Range | U.S. Targets with $1bn to $5bn EV Goldman Sachs Perspective Median Acquisition Premia for All Stock Deals(1) 25th Percentile Median 75th Percentile 49.1% 18.3% 9.3% 6.3% 3.5% 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month Median Acquisition Premia for All Cash Deals(2) 25th Percentile Median 75th Percentile 47.7% 49.3% 44.2% 34.7% 30.9% 29.3% 22.9% 20.5% 17.8% 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month 1 Day 1 Week 1 Month 70 Source: Thomson Financial Securities Data as of February 3, 2017. (1) (2) Includes 28 all-stock deals. Includes 170 all-cash deals. 0.7% 12.8% 34.5% 26.5%

Queen Standalone Street Financials

	Historical		Street Projections						CAGR	
	2014A	2015A	2016E	2017E	2018E	2019E	2020E	2021E	'14-16E	'16-21E
Revenue	**$10,028**	**$9,169**	**$10,314**	**$10,664**	**$11,196**	**$11,776**	**$12,315**	**$12,869**	**1.4%**	**4.5%**
YoY Growth		(8.6%)	12.5%	3.4%	5.0%	5.2%	4.6%	4.5%		
Gross Profit	**$3,650**	**$3,322**	**$3,377**	**$3,439**	**$3,585**	**$3,768**	**$3,941**	**$4,118**	(3.8%)	4.0%
% Margin	*36.4%*	*36.2%*	*32.7%*	*32.2%*	*32.0%*	*32.0%*	*32.0%*	*32.0%*		
(Less): Operating Expenses	($1,711)	($1,435)	($1,457)	($1,425)	($1,438)	($1,435)	($1,509)	($1,544)		
% of Sales	*17.1%*	*15.7%*	*14.1%*	*13.4%*	*12.8%*	*12.2%*	*12.3%*	*12.0%*		
Adjusted EBITDA[(1)]	**$1,939**	**$1,887**	**$1,920**	**$2,014**	**$2,146**	**$2,333**	**$2,432**	**$2,574**	**(0.5%)**	**6.0%**
% Margin	*19.3%*	*20.6%*	*18.6%*	*18.9%*	*19.2%*	*19.8%*	*19.7%*	*20.0%*		
(Less): Stock-Based Comp.	(83)	(60)	(67)	(69)	(73)	(77)	(80)	(84)		
(Less): D&A	(587)	(657)	(883)	(709)	(451)	(311)	(281)	(273)		
(Less): Other	(7)	–	–	–	–	–	–	–		
Reported EBIT	**$1,262**	**$1,170**	**$970**	**$1,235**	**$1,623**	**$1,946**	**$2,071**	**$2,217**	**(12.3%)**	**18.0%**
Plus: Equity Earnings / Other	(14)	91	36	43	52	58	64	71		
(Less): Net Interest Expense	(312)	(283)	(291)	(281)	(285)	(282)	(274)	(262)		
Pre-Tax Income	$936	$978	$715	$997	$1,389	$1,722	$1,861	$2,026		
(Less): Taxes	(306)	(304)	(250)	(349)	(486)	(603)	(651)	(709)		
Net Income	$630	$674	$465	$648	$903	$1,119	$1,210	$1,317		
(Less): NCI & Other	(54)	(34)	(26)	(37)	(51)	(64)	(69)	(75)		
Net Income to Queen	**$576**	**$640**	**$438**	**$611**	**$852**	**$1,055**	**$1,141**	**$1,242**		
Plus: Adjustments	219	238	350	254	115	64	39	29		
Adjusted Net Income to Queen	**$795**	**$878**	**$789**	**$865**	**$967**	**$1,119**	**$1,180**	**$1,271**	**(0.4%)**	**10.0%**
Adjusted Diluted EPS	**$1.68**	**$1.80**	**$1.67**	**$1.97**	**$2.37**	**$2.94**	**$3.30**	**$3.75**	**(0.3%)**	**17.6%**
YoY Growth		7.5%	(7.5%)	17.9%	20.8%	23.9%	12.0%	13.9%		
Memo:										
Comparable EBITDA[(2)]	$1,856	$1,827	$1,853	$1,944	$2,073	$2,257	$2,352	$2,490	(0.1%)	6.1%

Source: Wall Street research.
(1) Adjusted EBITDA is before deduction of stock based compensation expense.
(2) Comparable EBITDA is after deduction of stock-based compensation expense.

71

Goldman Sachs
CENTERVIEW PARTNERS

Illustrative Public Market Present Value of Future Share Price Analysis Based on Queen Street Projections Based on 1 Year Forward EV/EBITDA Multiples | Goldman Sachs Perspective Present Value of Future Stock Price + Dividends at 11.5% Cost of Equity Future Value of Share Price $ 46.55 $ 41.96 $ 39.87 $ 35.42 $ 34.72 $ 30.37 $ 38.62 $ 30.11 $ 27.15 $ 28.76 $ 25.55 $ 28.25 $ 24.21 $ 27.93 $ 24.42 $ 32.14 $ 25.34 $ 21.71 $ 27.15 $ 24.99 $ 23.19 $ 21.84 $ 18.75 $ 18.75 $ 21.21 $ 19.02 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 Current 1/1/2018 1/1/2019 1/1/2020 1/1/2021 7.0x Forward EV/EBITDA 7.6x Forward EV/EBITDA 8.5x Forward EV/EBITDA Jan-2018E Jan-2019E Jan-2020E Jan-2021E 1-Yr Forward EBITDA $ 2,073 $ 2,257 $ 2,352 $ 2,490 Net Debt1 $ 5,625 $ 5,317 $ 4,921 $ 4,438 Diluted Shares Outstanding (mm) 421.7 392.4 368.1 347.4 - - - - Dividends Per Share Source: Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017 Note:Present Value of Future Stock Price includes dividends discounted based on mid-year convention. Future share prices and dividends discounted to 1/1/2017. 72 (1) Includes non-financial adjustments related to noncontrolling interest and equity investments.

Illustrative Queen Discounted Cash Flow Analysis Based on Street Expectations

Centerview Perspective

Queen Standalone Unlevered Free Cash Flows

	Fiscal Year Ending December 31,					
	2016A	2017E	2018E	2019E	2020E	2021E
Adjusted EBITDA	**$1,920**	**$2,014**	**$2,146**	**$2,333**	**$2,432**	**$2,574**
(Less): Stock-Based Compensation	(67)	(69)	(73)	(77)	(80)	(84)
Comparable EBITDA[1]	**$1,853**	**$1,944**	**$2,073**	**$2,257**	**$2,352**	**$2,490**
(Less): D&A (Excluding Trans. Amort.)	(344)	(319)	(274)	(213)	(221)	(229)
Adjusted EBIT	**$1,509**	**$1,625**	**$1,800**	**$2,044**	**$2,131**	**$2,261**
(Less): Taxes		(569)	(630)	(715)	(746)	(791)
Plus: D&A (Exluding Trans. Amort.)		319	274	213	221	229
(Less): Δ in Net Working Capital		(68)	(94)	(102)	(88)	(103)
(Less): Capital Expenditures		(245)	(258)	(271)	(283)	(296)
Unlevered Free Cash Flow		**$1,062**	**$1,092**	**$1,169**	**$1,234**	**$1,300**
YoY Growth			*2.8%*	*7.0%*	*5.6%*	*5.3%*

	Enterprise Value ($bn)			Implied LTM Exit Multiple			Value per Share ($)		
Discount Rate	Perpetuity Growth Rate 1.0%	2.0%	3.0%	Perpetuity Growth Rate 1.0%	2.0%	3.0%	Perpetuity Growth Rate 1.0%	2.0%	3.0%
9.0%	$16.1	$17.8	$20.1	7.0x	8.1x	9.5x	$21.54	$25.05	$29.73
9.5%	15.1	16.6	18.6	6.6x	7.6x	8.8x	19.59	22.69	26.66
10.0%	14.3	15.6	17.3	6.3x	7.1x	8.2x	17.80	20.62	24.03

Source: Wall Street research and Factset as of February 3, 2017.
Note: Dollars in millions, unless otherwise noted. Assumes mid-year discounting convention. Balance sheet information as of September 30, 2016.
(1) Comparable EBITDA is calculated after deduction of stock-based compensation expense .

73

Goldman Sachs | Centerview Partners

Illustrative Discounted Cash Flow Analysis

Projected Unlevered Free Cash Flow & Terminal Value
Goldman Sachs Perspective

($ in millions, except for per share data)

	Historical			Management Projections					Terminal Year
	2014A	2015A	2016A	2017E	2018E	2019E	2020E	2021E	
Revenue	$ 10,028	$ 9,169	$ 10,314	$ 10,664	$ 11,196	$ 11,776	$ 12,315	$ 12,869	$ 13,126
% Growth	-	*(8.6)%*	*12.5 %*	*3.4 %*	*5.0 %*	*5.2 %*	*4.6 %*	*4.5 %*	*2.0 %*
Adj. EBITDA (pre-SBC)	**$ 1,938**	**$ 1,887**	**$ 1,920**	**$ 2,014**	**$ 2,146**	**$ 2,333**	**$ 2,432**	**$ 2,574**	**$ 2,625**
% Margin	*19.3 %*	*20.6 %*	*18.6 %*	*18.9 %*	*19.2 %*	*19.8 %*	*19.7 %*	*20.0 %*	*20.0 %*
Stock-Based Compensation	$ 83	$ 60	$ 67	$ 69	$ 73	$ 77	$ 80	$ 84	$ 85
Adj. EBITDA (post-SBC)	**$ 1,855**	**$ 1,827**	**$ 1,853**	**$ 1,944**	**$ 2,073**	**$ 2,257**	**$ 2,352**	**$ 2,490**	**$ 2,540**
% Margin	*18.5 %*	*19.9 %*	*18.0 %*	*18.2 %*	*18.5 %*	*19.2 %*	*19.1 %*	*19.4 %*	*19.4 %*
Depreciation	$ 148	$ 140	$ 191	$ 196	$ 204	$ 213	$ 221	$ 229	$ 234
Amortization	$ 129	$ 138	$ 153	$ 123	$ 70	-	-	-	-
EBIT	**$ 1,571**	**$ 1,549**	**$ 1,509**	**$ 1,625**	**$ 1,800**	**$ 2,044**	**$ 2,131**	**$ 2,261**	**$ 2,306**
% Margin	*15.7 %*	*16.9 %*	*14.6 %*	*15.2 %*	*16.1 %*	*17.4 %*	*17.3 %*	*17.6 %*	*17.6 %*
Less: Adjusted Tax Expense (35%)				$ 569	$ 630	$ 715	$ 746	$ 791	$ 807
Plus: Depreciaton				196	204	213	221	229	234
Plus: Amortization				123	70	-	-	-	-
Less: Capital Expenditures				245	258	271	283	296	262
Less: Increase in NWC				68	94	102	88	103	27
Unlevered Free Cash Flow				**$ 1,062**	**$ 1,092**	**$ 1,169**	**$ 1,234**	**$ 1,300**	**$ 1,443**
% of Adjusted EBITDA				*52.8 %*	*50.9 %*	*50.1 %*	*50.8 %*	*50.5 %*	*55.0 %*

Illustrative Terminal Value	
Assumed Perpetuity Growth Rate	2.0 %
Illustrative WACC	9.0 %
Terminal FCF	$ 1,443
Terminal Value at Exit	$ 20,618
Implied Terminal Value LTM EBITDA Multiple	*8.1 x*
Present Value of Terminval Value	$ 13,990
Total DCF Value	**$ 18,705**
Terminal Value % of Total Value	*74.8 %*
(-) Net Debt	$ 6,062
(-) Noncontrolling Interest	$ 836
(+) Queen Chinese Joint Venture	$ 242
(+) Queen Stake in Hero	$ 694
Equity Value	$ 12,742
Shares Outstanding (mm)	465.36
Illustrative Implied Equity Value per Share	**$ 27.38**

Source: Queen historical financials and Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017. Implied EBITDA multiples based on adjusted EBITDA (post-SBC).

Note: Cash flows discounted to 01-Jan-2017 using mid-year convention for cash flows.

(1) Includes adjustments for equity associates and noncontrolling interest.

74

Goldman Sachs
CENTERVIEW PARTNERS

Illustrative Discounted Cash Flow Implied Value Per Share of Queen Goldman Sachs Perspective Sensitivities ($ in millions, except for per share data) Enterprise Value Value per Share 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0 % Implied Exit LTM EBITDA Multiple(1) % of EV from Terminal Value 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0% 75 Source: Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017. Note:Free cash flow discounted to 01-Jan-2017 using mid-year convention for cash flows. Terminal value calculated as of 2021E. (1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC). 8.8 x 9.5 x 10.2 x 7.6 x 8.1 x 8.7 x 6.7 x 7.1 x 7.5 x WACC 76.6% 77.9% 79.3% 73.6% 74.8% 76.1% 70.7% 71.8% 73.0 % WACC Perpetuity Growth Rate Perpetuity Growth Rate $ 31.24 $ 33.77 $ 36.75 $ 25.59 $ 27.38 $ 29.44 $ 21.27 $ 22.58 $ 24.07 WACC $ 20,598 $ 21,835 $ 23,297 $ 17,832 $ 18,705 $ 19,712 $ 15,720 $ 16,360 $ 17,086 WACC Perpetuity Growth Rate Perpetuity Growth Rate

Pro Forma Combination Financials

Assumes 2x exchange ratio and $125mm of run-rate synergies; excludes the impact of additional purchase accounting amortization created through a transaction

	Fiscal Year Ending December 31,						'16A-'21E
	2016A	2017E	2018E	2019E	2020E	2021E	CAGR
Queen Revenue	$10,314	$10,664	$11,196	$11,776	$12,315	$12,869	4.5%
Hero Revenue	3,567	3,637	3,786	3,946	4,100	4,257	3.6%
Revenue Synergies	–	–	–	–	–	–	
Pro Forma Revenue	**$13,882**	**$14,301**	**$14,982**	**$15,722**	**$16,414**	**$17,126**	**4.3%**
% YoY Growth		*3.0%*	*4.8%*	*4.9%*	*4.4%*	*4.3%*	
Memo: Hero S/A Growth		*1.9%*	*4.1%*	*4.2%*	*3.9%*	*3.8%*	
Queen Adjusted EBITDA	$1,920	$2,014	$2,146	$2,333	$2,432	$2,574	6.0%
Hero Adjusted EBITDA	299	307	346	377	408	441	8.1%
Net Synergies (Including Cost to Achieve)	–	(25)	25	125	125	125	
Pro Forma Adjusted EBITDA[1]	**$2,219**	**$2,296**	**$2,517**	**$2,835**	**$2,964**	**$3,139**	**7.2%**
% Margin	*16.0%*	*16.1%*	*16.8%*	*18.0%*	*18.1%*	*18.3%*	
Memo: Hero Standalone Margin	*8.4%*	*8.4%*	*9.1%*	*9.5%*	*9.9%*	*10.4%*	
(Less): Stock Based Compensation		(90)	(94)	(99)	(103)	(107)	
(Less): D&A / Other		(756)	(500)	(363)	(336)	(332)	
(Less): Equity Losses in Affiliates		(9)	(9)	(9)	(9)	(9)	
(Less): Interest Expense		(299)	(310)	(311)	(305)	(292)	
Pre-tax Income		**$1,141**	**$1,604**	**$2,053**	**$2,211**	**$2,399**	
(Less): Taxes		(404)	(567)	(725)	(782)	(848)	
(Less): NCI		(37)	(51)	(64)	(69)	(75)	
Net Income To Queen Shareholders		**$700**	**$985**	**$1,264**	**$1,361**	**$1,476**	
Plus: Adjustments		270	139	64	39	29	
Adjusted Net Income to Queen Shareholders		**$970**	**$1,124**	**$1,327**	**$1,400**	**$1,505**	
Adjusted EPS		**$1.93**	**$2.43**	**$3.08**	**$3.46**	**$3.95**	
Accretion / (Dilution) - $		**(0.04)**	**0.05**	**0.13**	**0.17**	**0.19**	
Accretion / (Dilution) - %		**(1.9%)**	**2.2%**	**4.6%**	**5.0%**	**5.2%**	

Source: Hero Management.
Note: For illustrative purposes, assumes $125mm of run-rate synergies phased in 0% in 2017E, 50% in 2018E, and 100% thereafter. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 40% in 2017E and 60% in 2018E.
(1) Adjusted EBITDA is before deduction of stock based compensation expense.

76

Goldman Sachs
CENTERVIEW PARTNERS

Illustrative Pro Forma Discounted Cash Flow Valuation

Assumes an illustrative $125mm of run-rate synergies
Centerview Perspective

Pro Forma Unlevered Free Cash Flows

	Fiscal Year Ending December 31,					
	2016A	2017E	2018E	2019E	2020E	2021E
Adjusted EBITDA	**$2,219**	**$2,321**	**$2,555**	**$2,835**	**$2,964**	**$3,139**
(Less): Stock Based Compensation	(86)	(90)	(94)	(99)	(103)	(107)
Comparable EBITDA[1]	**$2,133**	**$2,230**	**$2,460**	**$2,736**	**$2,861**	**$3,032**
(Less): D&A (Excluding Trans. Amort.)[2]	(418)	(366)	(323)	(265)	(276)	(288)
(Less): Costs to Achieve Synergies	–	(25)	(38)	–	–	–
Adjusted EBIT	**$1,715**	**$1,839**	**$2,100**	**$2,471**	**$2,585**	**$2,744**
(Less): Taxes		(651)	(742)	(873)	(914)	(970)
Plus: D&A		366	323	265	276	288
(Less): Δ in Net Working Capital		(87)	(112)	(117)	(102)	(120)
(Less): Capital Expenditures		(305)	(339)	(355)	(363)	(369)
Unlevered Free Cash Flow		**$1,163**	**$1,229**	**$1,391**	**$1,483**	**$1,573**
YoY Growth			*6%*	*13%*	*7%*	*6%*

	Enterprise Value ($bn)			Implied LTM Exit Multiple			Equity Value ($bn)		
	Perpetuity Growth Rate			Perpetuity Growth Rate			Perpetuity Growth Rate		
Discount Rate	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%	1.0%	2.0%	3.0%
9.00%	$19.2	$21.3	$24.1	7.0x	8.0x	9.5x	$12.0	$14.1	$16.9
9.50%	18.1	19.9	22.3	6.6x	7.5x	8.8x	10.8	12.7	15.1
10.00%	17.1	18.7	20.7	6.2x	7.1x	8.2x	9.8	11.4	13.5

Source: Hero Management, Wall Street research, and Factset as of February 3, 2017.
Note: Assumes mid-year discounting convention. For illustrative purposes, assumes $125mm of run-rate synergies phased in 0% in 2017E, 50% in 2018E, and 100% thereafter. Cost to achieve synergies equal to 50% of run-rate synergies and incurred 40% in 2017E and 60% in 2018E. Adjusted EBITDA is before deduction of stock based compensation expense.
(1) Comparable EBITDA is calculated after deduction of stock-based compensation expense .
(2) Includes other.

77

Goldman Sachs
CENTERVIEW PARTNERS

Illustrative Discounted Cash Flow Analysis at 2.00x Exchange Ratio

Projected Unlevered Free Cash Flow & Terminal Value
Goldman Sachs Perspective

($ in millions, except for per share data)

	Pro Forma Historical		Pro Forma					Terminal Year
	2015A	2016A	2017E	2018E	2019E	2020E	2021E	
Revenue	$ 12,860	$ 13,882	$ 14,301	$ 14,982	$ 15,722	$ 16,414	$ 17,126	$ 17,469
% Growth	-	7.9 %	3.0 %	4.8 %	4.9 %	4.4 %	4.3 %	2.0 %
Adj. EBITDA (pre-SBC)	**$ 2,244**	**$ 2,219**	**$ 2,321**	**$ 2,492**	**$ 2,710**	**$ 2,839**	**$ 3,014**	**$ 3,075**
% Margin	*17.5 %*	*16.0 %*	*16.2 %*	*16.6 %*	*17.2 %*	*17.3 %*	*17.6 %*	*17.6 %*
Stock-Based Compensation	$ 78	$ 86	$ 90	$ 94	$ 99	$ 103	$ 107	$ 110
Synergies	0	0	0	63	125	125	125	125
Costs to Achieve Synergies	0	0	25	38	0	0	0	0
Adj. EBITDA (post-SBC, incl. Synergies)	**$ 2,166**	**$ 2,133**	**$ 2,205**	**$ 2,423**	**$ 2,736**	**$ 2,861**	**$ 3,032**	**$ 3,090**
% Margin	*16.8 %*	*15.4 %*	*15.4 %*	*16.2 %*	*17.4 %*	*17.4 %*	*17.7 %*	*17.7 %*
Depreciation	$ 183	$ 233	$ 243	$ 252	$ 264	$ 275	$ 287	$ 293
Amortization	138	153	123	70	0	0	0	0
Other Expenses	12	31	1	1	1	1	1	1
EBIT	**$ 1,833**	**$ 1,715**	**$ 1,839**	**$ 2,100**	**$ 2,471**	**$ 2,585**	**$ 2,744**	**$ 2,797**
% Margin	*14.3 %*	*12.4 %*	*12.9 %*	*14.0 %*	*15.7 %*	*15.7 %*	*16.0 %*	*16.0 %*
Less: Adjusted Tax Expense (Blended)			$ 651	$ 742	$ 873	$ 914	$ 970	$ 989
Plus: Depreciaton			243	252	264	275	287	293
Plus: Amortization			123	70	-	-	-	-
Less: Capital Expenditures			305	339	355	363	369	328
Less: Increase in NWC			87	112	117	102	120	34
Plus: Other Non-Cash Items			1	1	1	1	1	-
Unlevered Free Cash Flow			**$ 1,163**	**$ 1,229**	**$ 1,391**	**$ 1,483**	**$ 1,573**	**$ 1,739**
% of EBITDA			*50.1 %*	*49.3 %*	*51.3 %*	*52.2 %*	*52.2 %*	*56.6 %*

Illustrative Terminal Value	
Assumed Perpetuity Growth Rate	2.0 %
Illustrative WACC	9.0 %
Terminal FCF	$ 1,739
Terminal Value at Exit	$ 24,843
Implied Terminal Value LTM EBITDA Multiple	*8.0 x*
Present Value of Terminval Value	$ 16,857
Total DCF Value	**$ 22,337**
Terminal Value % of Total Value	*75.5 %*
(-) Net Financial Debt	$ 6,646
(-) Noncontrolling Interest	$ 836
(+) Queen Chinese Joint Venture	$ 242
Equity Value	$ 15,096
Shares Outstanding (mm)	533.00
Illustrative Implied Equity Value per Share	**$ 28.32**

Source: Hero historical financials and projections, Queen historical financials and Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017.

Note: Cash flows discounted to 01-Jan-2017 using mid-year convention for cash flows. Includes $125mm of run-rate synergies and $63mm of one-off implementation costs per management guidance.

(1) Includes adjustments for equity associates and noncontrolling interests.

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Illustrative DCF Sensitivities at 2.00 Exchange Ratio Implied Value Per Share of Pro Forma Combined Hero and Queen Goldman Sachs Perspective ($ in millions, except for per share data) Enterprise Value Value per Share 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0 % Implied Exit LTM EBITDA Multiple(1) % of EV from Terminal Value 1.5% 2.0% 2.5% 1.5% 2.0% 2.5% 8.0% 8.0% 9.0% 9.0% 10.0% 10.0 % Source: Hero projections, Wall Street projections supplemented with extrapolated historical financial trends for Queen, Factset as of as of February 3, 2017. Note:Free cash flow discounted to 01-Jan-2017 using mid-year convention for cash flows. Terminal value calculated as of 2021E. Includes $125mm of run-rate synergies and $63mm of one-off implementation costs per management guidance. 79 (1) Calculated as terminal value at exit divided by terminal year adjusted EBITDA (post-SBC). 8.7 x 9.4 x 10.1 x 7.6 x 8.0 x 8.6 x 6.7 x 7.0 x 7.4 x WACC 77.2% 78.5% 79.9% 74.3% 75.5% 76.7% 71.4% 72.5% 73.7 % WACC Perpetuity Growth Rate Perpetuity Growth Rate $ 32.43 $ 35.09 $ 38.23 $ 26.45 $ 28.32 $ 30.49 $ 21.87 $ 23.24 $ 24.80 WACC $ 24,626 $ 26,107 $ 27,857 $ 21,293 $ 22,337 $ 23,541 $ 18,748 $ 19,513 $ 20,380 WACC Perpetuity Growth Rate Perpetuity Growth Rate

Illustrative Pro Forma Public Market Present Value of Future Share Price Analysis Based on Hero Management and Queen Street

Based on 1 Year Forward EV/EBITDA Multiples | *Goldman Sachs Perspective*

Present Value of Future Stock Price at 11.5% Cost of Equity at 2.00x Exchange Ratio



$ 18.75
$ 26.41
$ 22.95
$ 19.70
$ 28.73
$ 25.42
$ 22.28
$ 29.62
$ 26.57
$ 23.70
$ 30.98
$ 28.18
$ 25.54
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021

Present Value of Future Stock Price at 11.5% Cost of Equity at 2.20x Exchange Ratio



$ 18.75
$ 26.07
$ 22.65
$ 19.44
$ 28.35
$ 25.08
$ 21.98
$ 29.23
$ 26.22
$ 23.38
$ 30.57
$ 27.81
$ 25.20
Current
1/1/2018
1/1/2019
1/1/2020
1/1/2021

7.0x Forward EV/EBITDA | 7.7x Forward EV/EBITDA (blended) | 8.5x Forward EV/EBITDA

Value to HSN	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
7.0x NTM EV/EBITDA	$ 52.83	$ 57.46	$ 59.24	$ 61.96
7.7x NTM EV/EBITDA	$ 45.90	$ 50.84	$ 53.15	$ 56.37
8.5x NTM EV/EBITDA	$ 39.40	$ 44.56	$ 47.39	$ 51.08

Value to HSN	Jan-2018E	Jan-2019E	Jan-2020E	Jan-2021E
7.0x NTM EV/EBITDA	$ 57.35	$ 62.38	$ 64.31	$ 67.25
7.7x NTM EV/EBITDA	$ 49.82	$ 55.18	$ 57.69	$ 61.18
8.5x NTM EV/EBITDA	$ 42.76	$ 48.36	$ 51.44	$ 55.44

Source: Hero projections, Wall Street projections supplemented with extrapolated historical financial trends, Factset as of as of February 3, 2017
Note: Blended multiples calculated based current Hero and Queen NTM EV / EBITDA multiple, weighted by EBITDA each year. Includes $125mm of run-rate synergies and $63mm of one-off implementation costs per management guidance.

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